Exhibit 99.4

SOLICITATION VERSION

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

IN RE:	)	CHAPTER 11
)
SEA CONTAINERS LTD., ET AL., (1))		CASE NO. 06-11156 (KJC)
	)	(JOINTLY ADMINISTERED)
DEBTORS.	)
)

DEBTORS’ SECOND AMENDED JOINT PLAN PURSUANT TO CHAPTER 11 OF
THE UNITED STATES BANKRUPTCY CODE

Young Conaway Stargatt & Taylor

Robert S. Brady (No. 2847)
Edmon L. Morton (No. 3856)
Sean T. Greecher (No. 4484)
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, DE 19801
Telephone: (302) 571-6600

Kirkland & Ellis LLP David L. Eaton (pro hac vice) David A. Agay (pro hac vice) Paul Wierbicki Sienna R. Singer AON Center 200 East Randolph Drive Chicago, IL 60601 Telephone: (312) 861-2000

Counsel for the Debtors and the Debtors in Possession

Dated:  September 22, 2008

(1) The Debtors in these chapter 11 cases are Sea Containers Caribbean Inc., Sea Containers Ltd., and Sea Containers Services Ltd.

i

TABLE OF CONTENTS (cont’d)

M.	Cancellation of Debt and Equity Interests and Related Obligations	102
N.	Employee Benefits	104
O.	Equalization-Related Employee Claim Trust	104
P.	Creation of Professional Fee Escrow Account	111
Q.	Preservation of Rights of Action	111
R.	Exemption from Certain Transfer Taxes	114

ARTICLE V. EQUALIZATION ESCROW ACCOUNT		115
A.	Establishment and Purpose of Equalization Escrow Account	115
B.	Transfer of Assets to the Equalization Escrow Account	116
C.	Appointment of the Equalization Escrow Agent	117
D.	Distributions; Withholding	117
E.	Equalization Escrow Account Expenses	117
F.	Discharge of Liabilities to Holders of Pension Schemes Claims	117
G.	Closing of the Equalization Escrow Account	119

ARTICLE VI. NON-DEBTOR SUBSIDIARY TRUST		120
A.	Establishment and Purpose of the Non-Debtor Subsidiary Trust	120
B.	Transfer of Assets to the Non-Debtor Subsidiary Trust	120
C.	Appointment of the Non-Debtor Subsidiary Trustees	121
D.	Distributions; Withholding	122
E.	Trust Expenses	122
F.	Non-Debtor Subsidiary Indemnification Obligations	122
G.	Limitation on Personal Liability of Non-Debtor Subsidiary Trustees	123
H.	Investment of Trust Funds	124
I.	Termination of the Non-Debtor Subsidiary Trust	125

ARTICLE VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		125
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	125
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	129
C.	Cure of Defaults for Executory Contract and Unexpired Leases Assumed Pursuant to the Plan	130
D.	Reservation of Rights	131

ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		132
A.	Allowance of Claims and Interests	132
B.	Claims and Interests Administration Responsibilities	132
C.	Estimation of Claims and Interests	132
D.	Expungement or Adjustment to Claims Without Objection	132
E.	No Interest	132
F.	Disallowance of Claims or Interests	132
G.	Amendments to Claims	132

TABLE OF CONTENTS (cont’d)

ARTICLE IX. PROVISIONS GOVERNING DISTRIBUTIONS		132
A.	Distributions on Account of Claims and Interests Allowed as of the Effective Date	132
B.	Distributions on Account of Claims Allowed After the Effective Date or Assets Realized After the Effective Date	132
C.	Delivery of Distributions	132
D.	Setoff	132

ARTICLE X. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		132
A.	Compromise and Settlement of Claims and Controversies	132
B.	Releases by the Debtors	132
C.	Third Party Releases	132
D.	Exculpation	132
E.	Injunction	132
F.	Waiver or Estoppel	132
G.	Special Provision Relating to SCA	132

ARTICLE XI. ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS		132
A.	Professional Claims	132
B.	Other Administrative Claims	132

ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		132
A.	Conditions to Confirmation	132
B.	Conditions Precedent to Consummation	132
C.	Waiver of Conditions Precedent	132
D.	Effect of Non-Occurrence of Conditions to Consummation	132
E.	Satisfaction of Conditions Precedent to Confirmation	132

ARTICLE XIII. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		132
A.	Modification and Amendments	132
B.	Effect of Confirmation on Modifications	132
C.	Revocation or Withdrawal of Plan	132

ARTICLE XIV. RETENTION OF JURISDICTION		132
A.	Bankruptcy Court	132
B.	No Limitation on Bermuda Court	132
C.	No Limitation on English Court	132
D.	Limitation on Personal Liability for Plan Administrator	132

ARTICLE XV. MISCELLANEOUS PROVISIONS		132
A.	Immediate Binding Effect	132
B.	Additional Documents	132
C.	Payment of Statutory Fees	132

TABLE OF CONTENTS (cont’d)

D.	Dissolution of Committees	132
E.	Reservation of Rights	132
F.	Successors and Assigns	132
G.	Service of Documents	132
H.	Term of Injunctions or Stays	132
I.	Entire Agreement of the Parties	132
J.	Governing Law	132
K.	Exhibits	132
L.	Non-severability of Plan Provisions	132
M.	Conflicts	132

DEBTORS’ JOINT PLAN PURSUANT TO CHAPTER 11 OF
THE UNITED STATES BANKRUPTCY CODE

INTRODUCTION

Sea Containers Ltd., Sea Containers Services Ltd., and Sea Containers Caribbean, Inc. (collectively, the “Debtors”) and SCL Newco (“Newco”) propose the following joint plan (the “Plan”) for the resolution of outstanding creditor claims against, and equity interests in, the Debtors pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101–1532.  Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE I.A.  Reference is made to the Disclosure Statement, filed contemporaneously with the Plan, for a discussion of the Debtors’ history, businesses, assets, restructuring, as well as a summary and description of the Plan and certain related matters.  The Debtors and Newco are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Pursuant to section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a Holder of a Claim or Interest until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims and Interests.  In these Chapter 11 Cases, the Disclosure Statement was approved by the Bankruptcy Court by Order entered on September 22, 2008.

The Plan contemplates the reorganization of Sea Containers, Ltd. (“SCL”), the transfer of the Container Interests to Newco, the issuance of the Newco Repatriation Note to Newco, reflecting a loan from Newco to enable Reorganized SCL to satisfy the balance of the DIP Facility and fund its wind-down costs, and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code.  In general, but subject to the specific provisions set forth in the Plan, the obligations owed to Unsecured Creditors of SCL will be satisfied by the distribution by SCL of Newco Equity, distributed on a Pro Rata basis, and the residual value, if any, in Reorganized SCL, the Equalization-Related Employee Claim Trust, and the Non-Debtor Subsidiary Trust, and existing Interests in SCL will not receive any distribution on account of such Interests, although they will remain outstanding until the dissolution of Reorganized SCL under Bermuda law.

ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.           Defined Terms:  As used in the Plan, the capitalized terms below have the following meanings, except as expressly provided or unless the context otherwise requires.  Any term used but not defined in the Plan, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.               7 7/8% Senior Note Claim:  That certain Claim set forth in the Proof of Claim numbered 58 Filed by HSBC Bank USA, N.A.

2.               7 7/8% Senior Notes Due 2008:  The $149,750,000 7 7/8% Senior Notes due February 15, 2008, issued by SCL pursuant to that certain Indenture, dated as of February 1, 1998, between SCL and HSBC Bank USA, National Association, as successor trustee, as supplemented by a First Supplemental Indenture dated as of April 15, 1998.

3.               10 1/2% Senior Note Claim:  That certain Claim set forth in the Proof of Claim numbered 60 Filed by HSBC Bank USA, N.A.

4.               10 1/2% Senior Notes Due 2012:  The $103,000,000 10 1/2% Senior Notes due May 15, 2012, issued by SCL pursuant to that certain Indenture, dated as of May 1, 2004, between SCL and HSBC Bank USA, National Association, as successor trustee.

5.               10 3/4% Senior Note Claim:  That certain Claim set forth in the Proof of Claim numbered 59 Filed by HSBC Bank USA, N.A.

6.               10 3/4% Senior Notes Due 2006:  The $115,000,000 10 3/4% Senior Notes due October 15, 2006, issued by SCL pursuant to that certain Indenture, dated as of October 1, 1999, between SCL and HSBC Bank USA, National Association, as successor trustee.

7.               12 1/2% Senior Note Claim:  That certain Claim set forth in the Proof of Claim numbered 61 Filed by HSBC Bank USA, N.A.

8.               12 1/2% Senior Notes Due 2009:  The $19,154,000 12 1/2% Senior Notes due December 1, 2009, issued by SCL pursuant to that certain Indenture, dated as of July 1, 2003, between SCL and HSBC Bank USA, National Association, as successor trustee.

9.               1983 Pension Scheme:  The Sea Containers 1983 Pension Scheme.

10.         1983 Pension Scheme Claims:  Collectively, those certain Claims set forth in the Proofs of Claim numbered 55, 56, 57, 83, 84, and 85 Filed by the 1983 Pension Scheme Trustees as trustees of the 1983 Pension Scheme.

11.         1983 Pension Scheme Trustees:  The trustees for the 1983 Pension Scheme.

12.         1983 Scheme Deed of Compromise:  The deed entered into by (among others) the 1983 Pension Scheme Trustees and SCSL under which the 1983 Pension Scheme Trustees have agreed (subject to satisfaction of the conditions under that deed being satisfied) to compromise the Section 75 Debt of SCSL (among others) for the sum of $1.

13.         1990 Pension Scheme:  The Sea Containers 1990 Pension Scheme.

14.         1990 Pension Scheme Claims:  Those certain Claims set forth in the Proofs of Claim numbered 73, 74, 75, 136, 137, and 138  Filed by the 1990 Pension Scheme Trustees as trustees of the 1990 Pension Scheme.

15.         1990 Pension Scheme Trustees:  The trustees for the 1990 Pension Scheme.

16.         Account Instructions:  Information provided by Holders of Allowed Unsecured Claims, which must be sufficient to credit any Newco Equity to be issued with respect to each such Holder to such Holder’s account with a direct or indirect participation in such Depository.

17.         Accrued Professional Compensation:  At any given moment, all accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Effective Date, to the extent such fees and expenses have not been paid and regardless of whether a fee application has been Filed for such fees and expenses.  To the extent there is a Final Order denying some or all of a Professional’s fees or expenses, such denied amounts shall no longer be considered Accrued Professional Compensation.

18.         Administrative Claim:  A Claim for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services, and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting, and other services and reimbursement of expenses Allowed pursuant to sections 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Confirmation Date; (c) all fees and charges assessed against the Estates pursuant to chapter 123 of Title 28 United States Code, 28 U.S.C. §§ 1911 through 1930; and (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code.

19.         Administrative Claim Bar Date:  The deadline for filing requests for payment of Administrative Claims, which shall be thirty days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, except with respect to (a) Professional Claims, which shall be subject to the provisions of ARTICLE XI, (b) the Allowed Pension Schemes Administrative Claims and the Equalization Determination Costs, and (c) any and all fees and charges assessed against the Estates pursuant to chapter 123 of Title 28 United States Code, 28 U.S.C. §§ 1911 through 1930.

20.         Admitted Non-Plan Third Party Claim:  The amount of any Claim by a Non-Plan Third Party Creditor which has been admitted by the Bermuda Scheme Administrator in accordance with the Bermuda Scheme of Arrangement so as to qualify for distributions hereunder.

21.         Affiliate:  (a) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of any of the Debtors, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (b) a corporation twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by any of the Debtors, or by an entity that directly or indirectly owns, controls, or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of any of the Debtors, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (c) a person whose business is operated under a lease or operating agreement by any of the Debtors, or a person substantially all of whose property is operated under an operating agreement with any of the Debtors; or (d) an entity that operates the business or substantially all of the property of any of the Debtors under a lease or operating agreement.

22.         Allowed:  With respect to Claims:  (a) any Claim, proof of which is timely Filed by the applicable Bar Date (or that by the Bankruptcy Code or Final Order is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as of the Effective Date as not disputed, not contingent, and not unliquidated, and for which no Proof of Claim has been timely Filed; (c) any Admitted Non-Plan Third Party Claim or (d) any Claim allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided, however, that with respect to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to any Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or such an objection is so interposed and the Claim shall have been Allowed for distribution purposes only by a Final Order; provided further, however, that the Claims described in clauses (a), (b) and (c) above shall not include any (i) Claim on account of a right, option, warrant, right to convert, or other right to purchase an Equity Interest and (ii) Interest held by or for the benefit of SCL.  Except as otherwise specified in the Plan or a Bankruptcy Court order or with respect to Priority Tax Claims, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date.  Any Claim that has been or is hereafter listed in the Schedules as disputed, contingent, or unliquidated, and for which no Proof of Claim has been timely Filed, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order, or approval of the Bankruptcy Court.  For the avoidance of doubt, the Pension Schemes Claims shall be deemed allowed in the amounts of the Allowed Pension Schemes Unsecured Claims and the Allowed Pension Schemes Administrative Claims.  For the further avoidance of doubt, the Senior Note Claims shall be deemed Allowed in the amounts of the Allowed Senior Note Claims, and the Papenburger Claims shall be deemed Allowed in the amount of the Allowed Papenburger Claims.

23.         Allowed 7 7/8% Senior Note Claim: $151,715,468.75, consisting of $149,750,000 in principal amount and $1,965,468.75 in unpaid and outstanding interest as of the Petition Date.

24.         Allowed 10 1/2% Senior Note Claim: $107,506,250, consisting of $103,000,000 in principal amount and $4,506,250 in unpaid and outstanding interest as of the Petition Date.

25.         Allowed 10 3/4% Senior Note Claim: $121,181,250, consisting of $115,000,000 in principal amount and $6,181,250 in unpaid and outstanding interest as of the Petition Date.

26.         Allowed 12 1/2% Senior Note Claim: $20,051,843.75, consisting of $19,154,000 in principal amount and $897,843.75 in unpaid and outstanding interest as of the Petition Date.

27.         Allowed 1983 Administrative Claim:  The Allowed Administrative Claim of the 1983 Pension Scheme in the amount of $3,500,000.

28.         Allowed 1983 Pension Scheme Unsecured Claim:  $153.8 million against SCL, it being understood that the remainder of the 1983 Pension Scheme Claims, other than the Allowed 1983 Administrative Claim, the Allowed Equalization Claim, and the Equalization Determination Costs, shall be extinguished and discharged and expunged from the Claims Register in accordance with the terms of, and subject to satisfaction or waiver of the conditions under, the Pension Schemes Settlement Agreement.

29.         Allowed 1990 Administrative Claim:  The Allowed Administrative Claim of the 1990 Pension Scheme in the amount of $1,500,000.

30.         Allowed 1990 Pension Scheme Unsecured Claims:  $40.2 million against SCL, it being understood that the remainder of the 1990 Pension Scheme Claims, other than the Allowed 1990 Administrative Claim, the Allowed Equalization Claim, and the Equalization Determination Costs, shall be extinguished and discharged and expunged from the Claims Register in accordance with the terms of, and subject to satisfaction or waiver of the conditions under, the Pension Schemes Settlement Agreement.

31.         Allowed Deephaven Distressed Claim: $1,237,953.46, consisting of $1,225,436.26 in principal amount and $12,517.20 in unpaid and outstanding interest as of the Petition Date.

32.         Allowed Deephaven Event Claim: $3,466,269.69, consisting of $3,431,221.53 in principal amount and $35,048.16 in unpaid and outstanding interest as of the Petition Date.

33.         Allowed Equalization Claim:  Shall have the meaning ascribed to it in the Pension Scheme Settlement Agreement.  For the avoidance of doubt, the Allowed Equalization Claim shall be added to and treated as if it were part of the Allowed Pension Schemes Unsecured Claims.

34.         Allowed JMB Capital Claim: $4,951,813.84, consisting of $4,901,745.04 in principal amount and $50,068.80 in unpaid and outstanding interest as of the Petition Date.

35.         Allowed MA Deep Event Claim: $247,590.69, consisting of $245,087.25 in principal amount and $2,503.44 in unpaid and outstanding interest as of the Petition Date.

36.         Allowed Papenburger Claims:  Collectively, the Allowed JMB Capital Claim, the Allowed MA Deep Event Claim, the Allowed Deephaven Event Claim, the Allowed Deephaven

Distressed Claim, the Allowed SPCP Group Claim, and the Allowed Trilogy Claim, it being understood that the remainder of the Papenburger Claims shall be disallowed, extinguished, discharged, and expunged from the Claims Register.

37.         Allowed Pension Schemes Administrative Claims:  Collectively, the Allowed 1983 Administrative Claim and the Allowed 1990 Administrative Claim.

38.         Allowed Pension Schemes Unsecured Claims: Collectively, the Allowed 1983 Pension Scheme Unsecured Claims and the Allowed 1990 Pension Scheme Unsecured Claim.

39.         Allowed Senior Note Claims:  Collectively, the Allowed 7 7/8% Senior Note Claim, the Allowed 10 1/2% Senior Note Claim, the Allowed 10 3/4% Senior Note Claim, and the Allowed 12 1/2% Senior Note Claim, it being understood that the remainder of the Senior Note Claims shall be disallowed, extinguished, discharged, and expunged from the Claims Register.

40.         Allowed SPCP Group Claim: $4,951,813.35, consisting of $4,901,744.55 in principal amount and $50,068.80 in unpaid and outstanding interest as of the Petition Date.

41.         Allowed Trilogy Claim: $4,951,813.35, consisting of $4,901,744.55 in principal amount and $50,068.80 in unpaid and outstanding interest as of the Petition Date.

42.         Amended and Restated Members’ Agreement:  That certain Amended and Restated Members’ Agreement by and among Newco, Quota Holdings Ltd., GE Capital Container SRL, and GE Capital Container Two SRL, to be Filed as part of the Plan Supplement.

43.         Ballots:  The ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan (and, for some Classes, the Bermuda Scheme of Arrangement) in accordance with the Plan (and the Bermuda Scheme of Arrangement) and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

44.         Bankruptcy Code:  Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time, including by the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005.

45.         Bankruptcy Court:  The United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the General Order of the District Court pursuant to section 157(a) of title 28 of the United States Code, the United States District Court for the District of Delaware.

46.         Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated pursuant to 28 U.S.C. § 2075 and the general, local, and chambers rules and orders of the Bankruptcy Court.

47.         Bar Date:  Except as otherwise provided in the Plan or by Bankruptcy Court order, as applicable: (a) July 16, 2007 for all persons and entities other than those subject to the Employee

Bar Date; (b) the Employee Bar Date; or (c) such other period of limitation as may be fixed by an order of the Bankruptcy Court for objecting to such Claims.

48.         Bar Date Order:  Collectively, the Bankruptcy Court order entitled, Order Establishing a Deadline for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, entered in the Chapter 11 cases on May 18, 2007 [Docket No. 653], as amended by Bankruptcy Court order entitled, Order Amending Order Establishing Deadline for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, entered on July 16, 2007 [Docket No. 827], and as supplemented by the Bankruptcy Court order entitled, Order (A) Supplementing Amended Order Establishing Deadline for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, (B) Establishing a Bar Date for Filing Proofs of Claim for Certain Employee Claims and (C) Approving Form and Manner of Notice Thereof, entered on July 10, 2008 [Docket No. 1985].

49.         Beneficial Holder:  The Entity holding the beneficial interest in a Claim or Interest.

50.         Bermuda Court:  The Supreme Court of Bermuda, where SCL currently is in provisional liquidation.

51.         Bermuda Scheme Administrator:  The scheme administrator of the Bermuda Scheme of Arrangement.

52.         Bermuda Scheme Administrator Costs:  The amounts reasonably required by the Bermuda Scheme Administrator to administer the Bermuda Scheme of Arrangement and to perform its duties thereunder, including any costs, charges, expenses or amounts relating thereto and the Scheme Administrator’s applicable professional rates, as determined by the Plan Administrator in accordance with ARTICLE IV.B.9.

53.         Bermuda Scheme Claim Form:  Any of the claim forms to be completed by or on behalf of a Non-Plan Third Party Creditor (or its authorized agent(s)) detailing its Claim(s) against SCL in connection with the Bermuda Scheme of Arrangement.

54.         Bermuda Scheme Creditors:  Those Creditors of SCL subject to the Bermuda Scheme of Arrangement.

55.         Bermuda Scheme of Arrangement:  The creditors’ scheme of arrangement between SCL and its scheme creditors pursuant to section 99 of the Companies Act 1981 of Bermuda.

56.         Bermuda Wind Up Proceedings:  The winding up proceedings initiated by SCL on [TO COME], 2008, as Case No. [TO COME], in the Bermuda Court.

57.         Business Day:  Any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

58.         Business Transfer Agreement: That certain agreement transferring the Container Interests from the Debtors to Newco, which agreement shall be included in the Plan Supplement and will include reasonable covenants relating to: (a) access to books and records retained by

SCL and restrictions on destruction of documents prior to offering Newco the opportunity to retain; and (b) cooperation on tax matters.

59.         Cash:  Legal tender of the United States of America; provided, however, as applicable and where the context requires it, “Cash” shall also mean legal tender of a country other than the U.S. as such currency may be convertible from U.S. currency under ARTICLE IX.C.7 with respect to Claims only.

60.         Cash Equivalents:  Equivalents of Cash in the form of readily marketable Securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A2” or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one year, at the then best generally available rates of interest for like amounts and like periods.

61.         Cause of Action:  Any and all claims, causes of actions, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims, defenses, demands, rights, actions, debts, damages, judgments, remedies, Liens, indemnities, guaranties, suits, obligations, liabilities, accounts, offsets, recoupments, powers, privileges, licenses, and franchises of any kind or character whatsoever, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, whether arising before, on or after the Petition Date, including through the Effective Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.  “Causes of Action” shall include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims; (c) all claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claims; and (f) any claims listed in the Plan Supplement.

62.         Certificate:  Any instrument evidencing a Claim or an Interest.  For the avoidance of doubt, the term “Certificate” does not include a certificate issued under Section 75.

63.         Chapter 11 Cases:  (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code filed on the Petition Date in the Bankruptcy Court, with case numbers 06-11155, 06-11156, and 06-11157, and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

64.         Claim:  Any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

65.         Claims and Solicitation Agent:  BMC Group, located at 444 Nash Street, El Segundo, California 90245, (888) 909-0100, retained as the Debtors’ claims and solicitation agent by

Bankruptcy Court order dated October 17, 2006, entitled Order Under 28 U.S.C. § 156(c), Rule 2002(f) of the Federal Rules of Bankruptcy Procedure and Local Rule 2002-1(f) Authorizing the Retention of BMC Group as Claims, Noticing and Balloting Agent to the Debtors and Debtors-in-Possession as of the Petition Date [Docket No. 17], or any successor appointed by the Plan Administrator.

66.         Claims Register:  The official register of Claims maintained by the Claims and Solicitation Agent.

67.         Class:  A category of Holders of Claims or Interests as set forth in ARTICLE III hereof pursuant to section 1122(a) of the Bankruptcy Code.

68.         Class A Quotas:  Those certain Class A quotas in GE SeaCo owned indirectly by SCL through Quota Holdings, Ltd., a Non-Debtor Subsidiary.

69.         Class B Quotas:  Those certain Class B quotas in GE SeaCo owned by SCL.

70.         Class E Quotas:  Those certain Class E quotas in GE SeaCo owned by SCL.

71.         CM/ECF:  The Bankruptcy Court’s Case Management and Electronic Case Filing system, which can be accessed at https://ecf.deb.uscourts.gov/cgi-bin/login.pl.

72.         Common Stock Interests:  Interests and Subordinated Securities Claims.

73.         Confirmation:  The entry of the Confirmation Order on the docket of the Chapter 11 Cases.

74.         Confirmation Date:  The date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

75.         Confirmation Hearing: The hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

76.         Confirmation Hearing Notice:  The notice approved in the Solicitation Procedures Order that sets forth in detail the voting and objection deadlines with respect to the Plan.

77.         Confirmation Order:  The order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code upon the satisfaction or waiver of all conditions specified in ARTICLE XII.A hereof.

78.         Consummation:  The occurrence of the Effective Date.

79.         Container Interests:  (a) the Class A Quotas, (b) the Class B Quotas, (c) the Class E Quotas, (d) all Equity Interests in SPC Holdings and Sea Containers SPC, (e) all benefits, rights, powers, entitlements and remedies under all of the documents governing the Debtors’ interests in shipping containers, including, without limitation, under the GE SeaCo Definitive Settlement

Documents, (f) any interests in GE SeaCo America, (g) all rights to the name “Sea Containers” to the extent owned or controlled by the Debtors, and any trademarks, copyrights or other intellectual property of the Debtors that relate to the Container Interests, and (h) all of the Debtors’ business, properties, assets, goodwill, rights and claims of whatever kind and nature, real or personal, tangible or intangible, known or unknown, actual or contingent and wherever situated, which are used in, held for use by, or related to the Debtors’ marine and land container businesses; for the avoidance of doubt, this subsection (h) does not apply to Intercompany Claims held by the Debtors.

80.         Creditor:  Any Holder of a Claim.

81.         Creditors’ Committees:  Collectively, the SCL Creditors’ Committee and the SCSL Creditors’ Committee appointed in the Chapter 11 Cases, and as reconstituted from time to time.

82.         Cure:  The distribution, in the ordinary course of business as soon as reasonably practicable following the Effective Date, of Cash or such other property as may be ordered by the Bankruptcy Court or agreed upon by the parties, in an amount equal to all unpaid monetary obligations under applicable law or such lesser amount as may be agreed upon by the parties, under an Executory Contract or Unexpired Lease assumed pursuant to section 365 of the Bankruptcy Code, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

83.         Cure Bar Date:  The deadline for filing requests for payment of Cure, which shall be the later of: (a) thirty days after the Effective Date or (b) thirty days after the assumption of the applicable Executory Contract or Unexpired Lease, unless otherwise ordered by the Bankruptcy Court or agreed to by the Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease.

84.         Cure Claim:  A Claim based upon a Debtor’s default on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors under section 365 of the Bankruptcy Code.

85.         Debtor:  Each of the following Entities: SCL, SCSL, and SCC, in its individual capacity as a debtor in these Chapter 11 Cases.

86.         Debtor Affiliate Schemes of Arrangement:  The U.K. scheme(s) of arrangement instituted by one or more of the Affiliates pursuant to ARTICLE IV.I hereof.

87.         Debtor Release:  Means the release given by the Debtors to the Debtor Releasees as set forth in ARTICLE X.B hereof.

88.         Debtor Releasees:  Each of: (a) the officers, directors, and employees of the Debtors who served in such capacity from and after the Petition Date and the Debtors’ subsidiaries and their respective officers, directors, and employees who served in such capacity from and after the Petition Date in their capacity as such; (b) the attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, Professionals, agents, consultants, and other representatives of the Debtors and their subsidiaries, and each of their respective predecessors and successors in interest who served in such capacity from and after the Petition Date in their capacity as such; (c) the JPLs and their attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, Professionals, agents, consultants, and other representatives, and each of their respective predecessors and successors in interest who served in such capacity from and after the Petition Date in their capacity as such; (d) the Creditors’ Committees and the current and former members thereof in their individual capacity as Creditors and as members of the Creditors’ Committees; (e) the attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, Professionals, agents, consultants, and other representatives of the Creditors’ Committees and the current and former members and professionals thereof in connection with services provided to such parties in their capacity as Creditors or as members of the Creditors’ Committees; (f) the DIP Lenders in their capacity as such; (g) GE SeaCo and the GE Quotaholders, excluding continuing obligations under the Master Transaction Agreement; and (h) the Pension Schemes Trustees.

89.         Debtors in Possession:  The Debtors, as debtors in possession in the Chapter 11 Cases, pursuant to sections 1107 and 1108 of the Bankruptcy Code.

90.         Deephaven Distressed Claim:  That certain Claim set forth in the Proof of Claim numbered 20 Filed by Deephaven Distressed Opportunities Trading Ltd.

91.         Deephaven Event Claim:  That certain Claim set forth in the Proof of Claim numbered 19 Filed by Deephaven Event Trading Ltd.

92.         Depository:  A securities depository system.

93.         DIP Facility:  That certain Secured Super-Priority Debtor-in-Possession Credit Agreement, by and among the Debtors and the DIP Lenders, dated as of July 20, 2007, and approved by the Bankruptcy Court on July 3, 2007 in an order entitled, Order Authorizing SCL to Obtain Postpetition Financing for Working Capital and to Capitalize Certain Subsidiaries [Docket No. 788].

94.         DIP Facility Claim:  Any Claim on account of the DIP Facility.

95.         DIP Lenders:  Wells Fargo Bank Northwest, N.A., as administrative agent (in such capacity and including any successors) and as collateral agent (in such capacity and including any successors); Mariner Investment Group Inc. and Dune Capital LP, as co-arrangers (in such capacity and including any successors); and each of the several banks and other financial institutions or entities from time to time party to the DIP Facility (in such capacity).

96.         Disclosure Statement:  The Disclosure Statement for the Debtors’ Second Amended Joint Plan Under Chapter 11 of the Bankruptcy Code dated September 22, 2008, as amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code and Bankruptcy Rule 3018, and any other applicable law.

97.         Disputed:  (a) with respect to any Claim, any Claim on the Claims Register that is not yet Allowed and (b) with respect to any claim by a Non-Plan Third Party Creditor, any claim that is not yet an Admitted Non-Plan Third Party Claim.

98.         Disputed Claims Reserve:  The portion of the SCL Unsecured Distribution held in reserve in an account established by, and under the control of, the Plan Administrator, to make payments on account of Disputed Claims pursuant to ARTICLE IX.B.3 hereof.

99.         Distribution Date:  The date occurring as soon as the Reorganized Debtors or Newco determine to be reasonable and practicable after the Effective Date, upon which distributions to Holders of Allowed Claims entitled to receive distributions under the Plan shall commence, but not later than 60 days after the Effective Date, without further Bankruptcy Court order.

100.             Distribution Record Date:  The date for determining which Holders of Allowed Claims, except Holders of publicly traded Certificates, are eligible to receive distributions hereunder, which shall be (a) ten Business Days prior to the Effective Date or such other date as designated in a Bankruptcy Court order for Allowed Claims that are not Admitted Non-Plan Third Party Claims and (b) the Scheme Bar Date for Admitted Non-Plan Third Party Claims.

101.             Effective Date:  The date selected by the Debtors that is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions as specified in ARTICLE XII.B hereof have been satisfied or waived by the applicable Debtor pursuant to ARTICLE XII.C hereof.  Unless otherwise specifically provided in the Plan, anything required to be done by or on behalf of the Debtors or the Reorganized Debtors on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter.

102.             ELR:  The equalization litigation representative, an individual nominated by the SCL Committee, and approved by the Bankruptcy Court, to manage the litigation on behalf of Reorganized SCL in the English Court or other relevant court of competent jurisdiction, as agent of Reorganized SCL, to determine the liability of each Pension Scheme, if any, for the Equalization Claim, subject to direction by the Plan Administrator solely to the extent necessary to exercise its fiduciary duty.

103.             ELR Costs:  The amounts reasonably required by the ELR to manage and prosecute the litigation of the Equalization Claim and/or the pursuit and execution of any compromise thereof, including any costs, expenses or charges relating thereto and the applicable professional fees and expenses of the ELR and its advisors, which ELR Costs shall not exceed $100,000, to be paid as a Post-Emergence Cost, as determined by the Plan Administrator in accordance with ARTICLE IV.B.9.

104.             Employee Bar Date:  The deadline for filing a Claim for any current or former employee of the Debtors or of any of the Non-Debtor Subsidiaries (other than an Equalization-Related Employee Claim or a Claim arising from any facts that would give rise to an Equalization-Related Employee Claim), which is August 25, 2008, except as otherwise provided in the Plan or by Bankruptcy Court order.

105.             English Court:  The High Court of England and Wales.

106.             Entity:  An entity as defined in section 101(15) of the Bankruptcy Code.

107.             Entity Priority Model:  The certain financial model prepared by the Debtors as of March 31, 2008, and updated as appropriate, which estimates for the Debtors and certain Non-Debtor Subsidiaries distributions to creditors of such Debtors and Non-Debtor Subsidiaries, utilizing certain assumptions, including the assumption that such Debtors and Non-Debtor Subsidiaries would be simultaneously liquidated in accordance with the local law of a Debtor’s or Non-Debtor Subsidiary’s country of incorporation, as applicable.

108.             Equalization Claim:  As defined in the Pension Schemes Settlement Agreement, the additional cost calculated by the Pension Schemes’ Actuary (Mercer) as of November 30, 2007 of providing any benefits to any member of the 1983 Pension Scheme or the 1990 Pension Scheme as a result of the operation of Article 141 of the Treaty of Rome (including costs resulting from the effect of amendments to the Pension Schemes’ benefit structure as determined by the English Court or by agreement of the Pension Schemes, purportedly introduced on or after May 17, 1990 in order to ensure compliance with that Article (the “Article 141 Amendments”) and also including any further amendments made or purportedly made in reliance on the purported effectiveness of or in connection with the Article 141 Amendments) that have not otherwise been taken into account by the Pension Schemes’ Actuary (Mercer) in calculating the Pension Schemes’ total shortfall claims under section 75 of the U.K. Pensions Act 1995.

109.             Equalization Claim Reserve:  As defined in the Pension Schemes Settlement Agreement, a reserve of consideration, consisting of a Pro Rata share of the SCL Unsecured Distribution, on account of an Equalization Claim against SCL in the amount of $69 million or such other amount to be agreed in connection with the Pension Schemes Settlement Agreement, to be established on the Effective Date for the sole benefit of the Pension Schemes.

110.             Equalization Determination Costs:  As defined in the Pension Schemes Settlement Agreement, the reasonable costs of each Pension Scheme in determining the liability of each Pension Scheme, if any, for the Equalization Claim, whether by resolution of an English Court of competent jurisdiction, or by agreement between the Pension Schemes and the Debtors, together with the reasonable costs of each representative beneficiary involved in such process, such costs to be assessed, if not agreed, by an English Court of competent jurisdiction on the solicitor and client basis set out in Rule 48.8 of the Civil Procedure Rules of the English Court.  The Equalization Determination Costs will be paid in Cash as an Allowed Administrative Claim and/or post-emergence expense from Reorganized SCL in accordance with ARTICLE IV.B.7.

111.             Equalization Escrow Account:  That certain escrow account to be created on the Effective Date, under and governed by the laws of England and Wales (unless otherwise agreed to by the Pension Schemes Trustees), to hold and administer the Equalization Claim Reserve in accordance with the provisions of the Equalization Escrow Agreement.

112.             Equalization Escrow Agent:  The escrow agent being the Person (other than and independent from the Plan Administrator) to be designated prior to the Confirmation Date; provided, however, the Equalization Escrow Agent may not be a U.K. resident (unless otherwise agreed to by the Debtors).

113.             Equalization Escrow Agent Costs:  Amounts reasonably required by the Equalization Escrow Agent to manage, operate, execute or close the Equalization Escrow

Account, including any costs, expenses or amounts relating thereto and the Equalization Escrow Agent’s applicable professional rates as determined by the Plan Administrator in accordance with ARTICLE IV.B.9.

114.             Equalization Escrow Agreement:  That certain agreement to be Filed as part of the Plan Supplement that, among other things, establishes and governs the Equalization Escrow Account.

115.             Equalization-Related Employee Claim:  A claim asserted against the Equalization-Related Employee Claim Trust by Reorganized SCL, Reorganized SCSL or a Non-Debtor Subsidiary, or a liquidator thereof, as a consequence of an equal pay or English law employment-related claim by a current or former employee of SCL, SCSL, Reorganized SCL, Reorganized SCSL or Non-Debtor Subsidiary subsequent to the determination by the English Court in relation to the Equalization Claim.

116.             Equalization-Related Employee Claim Reserve:  Shares of Newco Equity with an aggregate value of approximately $13.1 million, Cash in the amount of approximately $4.5 million, and any residual value in the Equalization Escrow Account after satisfaction of the Allowed Equalization Claim; provided, however, the maximum value of Newco Equity transferred from the Equalization Escrow Account shall not exceed $19.6 million.

117.             Equalization-Related Employee Claim Trust:  That certain trust to be created on the Effective Date to hold and administer the Equalization-Related Employee Claim Reserve and the Equalization-Related Employee Claim Trustee Costs Reserve in accordance with the provisions of the Equalization-Related Employee Claim Trust Deed.

118.             Equalization-Related Employee Claim Trust Claimant:  A Debtor, Reorganized Debtor, or a Non-Debtor Subsidiary that was a Participating Employer in one or both of the Pension Schemes, as applicable, and any liquidator thereof, to the extent of an equal pay or English law employment-related claim, if any, allowed against such Debtor, Reorganized Debtor, or Non-Debtor Subsidiary.

119.             Equalization-Related Employee Claim Trust Deed:  That certain trust declaration to be Filed as part of the Plan Supplement, if necessary, that, among other things, establishes and governs the Equalization-Related Employee Claim Trust.

120.             Equalization-Related Employee Claim Trustee Costs:  The amounts reasonably required by the Equalization-Related Employee Claim Trustees to manage, operate, execute or terminate the Equalization-Related Employee Claim Trust, including any costs, expenses or amounts relating thereto and the professional rates of the Equalization-Related Employee Claim Trustees.

121.             Equalization-Related Employee Claim Trustee Costs Reserve:  A reserve of Cash in an amount to be determined to make payments on account of the Equalization-Related Employee Claim Trustee Costs.

122.             Equalization-Related Employee Claim Trustees:  The trustees of the Equalization-Related Employee Claim Trust, consisting of either the JPLs or other individuals to be designated prior to the Confirmation Date, or a corporate trustee.

123.             Equity Interest:  Any share of common stock, preferred stock, other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date.

124.             Estate:  As to each Debtor, the bankruptcy estate created for the Debtor by virtue of section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

125.             Exculpated Claim:  Any claim or Cause of Action arising on or after the Petition Date based on or relating to, or in any manner arising from, the Chapter 11 Cases, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, Confirming or Consummating the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, including, without limitation, the Pension Schemes Settlement Agreement, the GE SeaCo Framework Agreement and the GE SeaCo Definitive Settlement Documents, or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the Consummation of the Plan.

126.             Exculpated Party:  Each of: (a) the Debtors; (b) Reorganized SCL; (c) Newco; (d) the Creditors’ Committees and current and former members thereof; (e) the DIP Lenders; (f) the JPLs; (g) the Indenture Trustee (and its predecessors); (h) the Plan Administrator; (i) the Bermuda Scheme Administrator; (j) the scheme administrator of the U.K. Scheme of Arrangement (k)  the GE/GE SeaCo Settlement Parties; (l) with respect to each of the foregoing Entities, such Entities’ successors and assigns in their capacity as such; and (m) with respect to each of the foregoing Entities in clauses (a) through (k), such Entities’ current and former officers, directors, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, managed funds, actuaries, consultants, representatives, and other Professionals, in each case in their capacity as such and, for clarity, not in other capacities.

127.             Executory Contract:  A contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

128.             Exit Facility:  The credit facility or facilities documenting loans to be entered into by Newco and the Exit Facility Lenders on the Effective Date.

129.             Exit Facility Lenders:  [TO COME]

130.             File:  To file with the Bankruptcy Court in the Chapter 11 Cases, or in the case of Proofs of Claim, to file with the Claims and Solicitation Agent.

131.             Final Decree:  The decree contemplated under Bankruptcy Rule 3022.

132.             Final Order:  As applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

133.             GE Quotaholders: GE Capital Container SRL and GE Capital Container Two SRL.

134.             GE SeaCo:  GE SeaCo SRL, a society with restricted liability organized under the laws of Barbados.

135.             GE SeaCo America:  GE SeaCo America LLC, a Delaware limited liability company.

136.             GE SeaCo Definitive Settlement Documents: Those certain agreements and other definitive documents to be executed in connection with the GE SeaCo Framework Agreement and Filed with the Plan Supplement, including, without limitation, the Master Transaction Agreement, the Amended and Restated Members’ Agreement, the Registration Rights Agreement, the Mutual Release Agreement, the Newco Amended and Restated Equipment Management Agreement, the Genstar Amended and Restated Equipment Management Agreement, the Newco Master Lease Agreement Termination Agreement, and the Genstar Master Lease Agreement Termination Agreement.

137.             GE SeaCo Framework Agreement:  That certain agreement dated as of April 25, 2008 between SCL, for itself and its subsidiaries, and General Electric Capital Corporation, for itself and its subsidiaries, including, without limitation, Genstar Container Corporation and the GE Quotaholders, and approved by the Bankruptcy Court on June 4, 2008.

138.             GE SeaCo Settlement Closing:  Shall have the meaning ascribed to it in the Master Transaction Agreement.

139.             GECC:  General Electric Capital Corporation, a corporation organized under the laws of Delaware.

140.             Genstar Amended and Restated Equipment Management Agreement:  That certain Amended and Restated Equipment Management Agreement by and between GE SeaCo and Genstar Container Corporation, to be Filed as part of the Plan Supplement.

141.             Genstar Master Lease Agreement Termination Agreement:  That certain Termination Agreement by and between Genstar Container Corporation and GE SeaCo, to be Filed as part of the Plan Supplement.

142.             GE/GE SeaCo Settlement Parties:  Each of the GECC Parties and the GE SeaCo Parties, as such terms are defined in the Mutual Release Agreement.

143.             Holder:  An Entity holding a Claim or Interest, as applicable.

144.             Impaired:  With respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

145.             Impaired Claim:  A Claim classified in an Impaired Class.

146.             Indemnification Obligation:  A Debtor’s obligation under an Executory Contract or otherwise to indemnify directors, officers, employees, or consultants of the Debtors who served in such capacity from and after the Petition Date, with respect to acts or omissions that occurred on or after the Petition Date, pursuant to and to the maximum extent provided by the Debtors’ respective articles of incorporation, certificates of formation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.

147.             Indenture Trustee:  HSBC Bank USA, National Association and its predecessors, or any successors thereto, in their capacity as the indenture trustee for the: (a) 7 7/8% Notes Due 2008; (b) 10 1/2% Notes Due 2012; (c) 10 3/4% Notes Due 2006; and (d) 12 1/2% Notes Due 2009.

148.             Indenture Trustee Charging Lien:  Any Lien against distributions to be made to Holders of Senior Notes for payment or other priority in payment to which the Indenture Trustee is entitled pursuant to the Indentures.

149.             Indentures:  Collectively, (a) the Indenture, dated as of February 1, 1998, by and between SCL and United States Trust Company of New York, pursuant to which SCL’s 7 7/8% Notes Due 2008 were issued, (b) the Indenture, dated as of May 1, 2004, by and between SCL and The Bank of New York, pursuant to which SCL’s 10 1/2% Notes Due 2012 were issued, (c) the Indenture, dated as of October 1, 1999, by and between SCL and the United States Trust Company of New York, pursuant to which SCL’s 10 3/4% Notes Due 2006 were issued; and (d) the Indenture, dated as of July 1, 2003, by and between SCL and The Bank of New York, pursuant to which SCL’s 12 1/2% Notes Due 2009 were issued.

150.             Insider:  As defined in section 101(31) of the Bankruptcy Code.

151.             Intercompany Claim:  A claim by a Debtor against another Debtor or Affiliate of the Debtors or a Claim by an Affiliate of the Debtors against a Debtor or an Affiliate of the Debtors, including, without limitation, the Services Claim.

152.             Intercompany Interest.  An Interest in a Debtor or an Affiliate of the Debtors held by a Debtor or an Interest in a Debtor held by an Affiliate of the Debtors, or an Interest in an Affiliate of a Debtor held by an Affiliate of a Debtor.

153.             Interest:  Any Equity Interest in any Debtor including all issued, unissued, authorized, or outstanding shares of stock or other equity security together with any warrants, options, or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto.

154.             Interim Compensation Order:  The order entitled Revised Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals

Pursuant to 11 U.S.C. §§ 105(a) and 331, entered by the Bankruptcy Court on January 31, 2007 [Docket No. 310], allowing Estate Professionals to seek interim compensation in accordance with the compensation procedures approved therein, as may have been modified by a Bankruptcy Court order approving the retention of the Professionals.

155.             JMB Capital Claim:  That certain Claim set forth in the Proof of Claim numbered 11 Filed by JMB Capital Partners LP.

156.             JPL and Liquidator Costs:  The amounts reasonably required by the JPLs and/or liquidators to complete the orderly winding up and liquidation or exit from provisional liquidation of Reorganized SCL, including both incurred and estimated costs relating to the Bermuda Wind Up Proceedings, including, without limitation, the fees and expenses of the JPLs and/or liquidators and their advisors, as determined by the Plan Administrator in accordance with ARTICLE IV.B.9.

157.             JPLs:  John C. McKenna and Gareth H. Hughes, in their capacity as the joint provisional liquidators of SCL in its liquidation in the Bermuda Court.

158.             Lien:  As defined in section 101(37) of the Bankruptcy Code.

159.             MA Deep Event Claim:  That certain Claim set forth in the Proof of Claim numbered 18 Filed by MA Deep Event Ltd.

160.             Master Transaction Agreement:  That certain Master Transaction Agreement by and among GE SeaCo, GE SeaCo America, SCL, SCSL, Quota Holdings Ltd., Sea Containers SPC, Sea Containers America, Inc., General Electric Capital Corporation, Genstar Container Corporation, GE Capital Container SRL, and GE Capital Container Two SRL, to be Filed as part of the Plan Supplement.

161.             Mutual Release Agreement:  That certain Mutual Release Agreement by and among GE SeaCo, GE SeaCo America, General Electric Capital Corporation, Genstar Container Corporation, GE Capital Container SRL, GE Capital Container Two SRL, SCL, Newco, Quota Holdings Ltd., SCSL, Sea Containers SPC, and Sea Containers America, Inc, to be Filed as part of the Plan Supplement.

162.             Newco:  SeaCo Ltd. or such other Entity or Entities designated by SeaCo Ltd.

163.             Newco Amended and Restated Equipment Management Agreement: That certain Amended and Restated Equipment Management Agreement by and among GE SeaCo and Newco.

164.             Newco Board Committee:  A special committee of the board of directors of Newco consisting of two directors of Newco, one appointed by the SCL Committee and one appointed by the SCSL Committee.

165.             Newco Director and Officer Equity Incentive Plan:  A post-Effective Date director and officer compensation incentive plan to be approved by Newco’s board of directors, providing for a stock portion (if any) of no more than 10% in the aggregate of Newco Equity on a fully-diluted basis, to be reserved for issuance as grants of equity, restricted stock or options on terms substantially set forth in the Plan Supplement.

166.             Newco Equity:  Ownership interests in Newco, comprised of approximately 740 million common shares, par value $.01 per share.

167.             Newco Master Lease Agreement Termination Agreement:  That certain Termination Agreement by and among Sea Containers SPC, SCL, and GE SeaCo, to be Filed as part of the Plan Supplement.

168.             Newco Repatriation Note:  That certain secured promissory note issued by Reorganized SCL to Newco payable by Reorganized SCL from the proceeds of Intercompany Claims by Reorganized SCL and Intercompany Interests held by Reorganized SCL and other property of the Debtors’ Estates, and to be filed as part of the Plan Supplement.

169.             No Objection Letter:  That certain letter agreement by and between SCL and certain Non-Debtor Subsidiaries documenting their agreement relating to the Plan, the Bermuda Scheme of Arrangement and the restructuring transactions contemplated therein, and Filed as an Exhibit to the Disclosure Statement.

170.             Non-Container Interests:  (a) all personal and real assets of SCL, other than the Container Interests, including, without limitation, Cash and Cash Equivalents, (b) Reorganized SCL’s reversionary interests in Cash in the Equalization-Related Employee Claim Trust and the Non-Debtor Subsidiary Trust, (c) Reorganized SCL’s Intercompany Claims against, and Intercompany Interests in, SCSL, SCC and the Non-Debtor Subsidiaries, and (d) any Causes of Action that vest in the Reorganized Debtors in accordance with ARTICLE IV.K.

171.             Non-Debtor Subsidiaries:  The direct or indirect subsidiaries of SCL other than SCSL or SCC.

172.             Non-Debtor Subsidiary Reserve:  Shares of Newco Equity with an aggregate value of approximately $3 million and Cash in the amount of approximately $6 million held in reserve, as calculated under the Entity Priority Model, to satisfy known third-party creditors of certain Non-Debtor Subsidiaries who have direct or indirect Intercompany Claims against SCL; provided, however, the value held in the Non-Debtor Subsidiary Reserve is subject to increase or decrease, upon notice to the Creditors’ Committees, to the extent that certain Non-Debtor Subsidiaries notify the Debtors of new Non-Debtor Subsidiary Third Party Claims, or to the extent that Non-Debtor Subsidiary Third Party Claims are otherwise satisfied or resolved, respectively.

173.             Non-Debtor Subsidiary Third Party Claim:  Each claim by certain creditors of the Non-Debtor Subsidiaries against such Non-Debtor Subsidiaries asserted prior to November 30, 2008, including claims that are currently known.

174.             Non-Debtor Subsidiary Trust:  That certain trust to be created on the Effective Date to hold and administer the Non-Debtor Subsidiary Reserve and the Non-Debtor Subsidiary Trustee Costs Reserve in accordance with the provisions of the Non-Debtor Subsidiary Trust Deed.

175.             Non-Debtor Subsidiary Trust Claimants:  Those certain Non-Debtor Subsidiaries, and any liquidators thereof, for the benefit of Holders of Non-Debtor Subsidiary Third Party Claims.

176.             Non-Debtor Subsidiary Trust Deed:  That certain trust declaration to be Filed as part of the Plan Supplement that, among other things, establishes and governs the Non-Debtor Subsidiary Trust.

177.             Non-Debtor Subsidiary Trustee Costs:  Amounts reasonably required by the Non-Debtor Subsidiary Trustees to manage, operate, execute or terminate the Non-Debtor Subsidiary Trust, including any costs, charges, expenses or amounts relating thereto and the Non-Debtor Subsidiary Trustees’ applicable professional rates.

178.             Non-Debtor Subsidiary Trustee Costs Reserve:  A reserve of Cash in an amount to be determined to make payments on account of the Non-Debtor Subsidiary Trustee Costs.

179.             Non-Debtor Subsidiary Trustees:  The trustees of the Non-Debtor Subsidiary Trust, consisting of either the JPLs or, subject to the Creditors’ Committees’ consent, other individuals to be designated prior to the Confirmation Date, or a corporate trustee, and any successor trustee as approved by order of the Bermuda Court.

180.             Non-Plan Third Party Claim:  A Claim of a Non-Plan Third Party Creditor.

181.             Non-Plan Third Party Creditor:  A Creditor of SCL who did not file a Proof of Claim in the Chapter 11 Cases prior to the Bar Date (but not including any present or former employees of any Debtor or Non-Debtor Subsidiary who now or in the future may assert an Equalization-Related Employee Claim against SCL), and whose failure to do so was not the result of willful default or lack of reasonable diligence, or as otherwise ordered by the Bermuda Court, and who may be paid by the Plan Administrator from the SCL Unsecured Distribution.

182.             Notice of Confirmation:  That certain notice pursuant to Bankruptcy Rule 3020(c)(2) notifying Holders of Claims and Interests and parties in interest that the Bankruptcy Court has confirmed the Plan.

183.             Notice of Effective Date:  That certain notice notifying Holders of Claims and Interests and parties in interest that the Effective Date has occurred.

184.             Other Priority Claim:  Any Claim accorded priority in right of payment pursuant to section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

185.             Other Secured Claim:  Any secured Claim against a Debtor, other than a DIP Facility Claim.

186.             Other Unsecured Claim:  Any Unsecured Claim that is not an Allowed Pension Scheme Unsecured Claim, an Equalization Claim, an Equalization-Related Employee Claim, or a Subordinated Securities Claim; for the avoidance of doubt, Other Unsecured Claims include the Allowed Senior Note Claims and the Allowed Papenburger Claims.

187.             Papenburger Claims:  Collectively, the JMB Capital Claim, the MA Deep Event Claim, the Deephaven Event Claim, the Deephaven Distressed Claim, the SPCP Group Claim and the Trilogy Claim.

188.             Participating Employer:  A Person who is a participating or principal employer in one or more of the Pension Schemes.

189.             PBGC:  The Pension Benefit Guaranty Corporation.

190.             Pension Protection Fund:  The United Kingdom statutory body corporate established under section 107 of the U.K. Pensions Act 2004 and called the Board of the Pension Protection Fund.

191.             Pension Schemes:  Collectively, the 1983 Pension Scheme and the 1990 Pension Scheme.

192.             Pension Schemes Claims:  Collectively, the 1983 Pension Scheme Claims and the 1990 Pension Scheme Claims.

193.             Pension Schemes Settlement Agreement:  (a) That certain Settlement Agreement Resolving Claims of the Pension Schemes dated as of September 19, 2008 among Sea Containers Ltd., Sea Containers Services Limited, and Sea Containers Caribbean, Inc., the Trustees of the Sea Containers 1983 Pension Scheme and the Trustees of the Sea Containers 1990 Pension Scheme, and the Official Committee of Unsecured Creditors of Sea Containers Services Limited, approved by the Bankruptcy Court on September 19, 2008, and attached as Exhibit A hereto, or (b) any modifications or amendments thereof in accordance with ARTICLE IV.J hereof.

194.             Pension Schemes Trustees:  Collectively, the 1983 Pension Scheme Trustees and the 1990 Pension Scheme Trustees.

195.             Periodic Distribution Date:  (a) The Distribution Date, as to the first distribution made by the Plan Administrator and (b) thereafter, (i) the first Business Day that is as soon as reasonably practicable occurring approximately ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day that is as soon as reasonably practicable occurring approximately ninety (90) days after the immediately preceding Periodic Distribution Date.  If the authorized distributions have an aggregate economic value less than $500,000.00 on any Periodic Distribution Date, then the Plan Administrator shall delay distribution until the Plan Administrator can make a distribution of at least $500,000.00 in aggregate economic value and the date on which the distribution occurs shall be deemed the Periodic Distribution Date for purposes of calculating the next distribution; provided, however, that the Plan Administrator, in its sole discretion, may make a distribution of less than $500,000.00 in aggregate economic value to facilitate settlement of any Claim.

196.             Person:  A person as defined in section 101(41) of the Bankruptcy Code.

197.             Petition Date:  October 15, 2006.

198.             Plan:  This joint plan for the Debtors pursuant to chapter 11 of the Bankruptcy Code, together with the Plan Supplement, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms of the Plan, the Bankruptcy Code, and the Bankruptcy Rules.

199.             Plan Administrator:  The JPLs, Ernst & Young, or such other qualified Person in its or their capacity as such.  At all times herein, the Plan Administrator shall be acting as agent of the Debtors or the Reorganized Debtors as applicable and appropriate.

200.             Plan Administrator Costs:  The amounts reasonably required by the Plan Administrator to implement the Plan, including any costs, expenses or charges relating thereto and the applicable professional fees and expenses of the Plan Administrator and its advisors, to be paid by Reorganized SCL.

201.             Plan Supplement:  The compilation of documents and forms of documents, schedules, and exhibits to the Plan to be Filed no later than fifteen days prior to the Voting Deadline, as amended, supplemented or modified from time to time in accordance with the terms hereof and the Bankruptcy Code and the Bankruptcy Rules, comprising, without limitation, the following documents: (a) constitutional and organizational documents for Newco; (b) to the extent known, the identity of the members of the board of directors and officers of Newco and the nature of any compensation for any member of the board or any officer who is an Insider; (c) the U.K. Scheme of Arrangement; (d) the GE SeaCo Definitive Settlement Documents; (e) the list of Executory Contracts and Unexpired Leases to be assumed; (f) the list of Executory Contracts and Unexpired Leases to be rejected; (g) the list of Causes of Action to be transferred to Newco; (h) the list of Causes of Action to be retained by the Reorganized Debtors; (i) the Equalization Escrow Agreement; (j) the Non-Debtor Subsidiary Trust Deed; (k) if applicable, the Equalization-Related Employee Claim Trust Deed; (l) the Newco Repatriation Note; (m) the No Objection Letter; (n) a letter agreement containing the procedures necessary to ensure that each of the Pension Schemes is eligible to enter the Pension Protection Fund; (o) the Newco Director and Officer Equity Incentive Plan; (p) the agreement relating to the retention of the Plan Administrator; and (q) other documents to be supplemented by the Debtors as necessary.

202.             Post-Emergence Costs:  Collectively, the JPL and Liquidator Costs, the ELR Costs, the Equalization Determination Costs (to the extent incurred after the Effective Date), the Equalization Escrow Agent Costs, the Plan Administrator Costs, the Scheme Adjudicator Costs, the Bermuda Scheme Administrator Costs and any fees and expenses of Professionals in the Chapter 11 Cases that exceed the Professional Fee Reserve Amount.

203.             Priority Tax Claim:  Any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

204.             Pro Rata:  The proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

205.             Professional:  An Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

206.             Professional Fee Escrow Account:  An interest-bearing account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Plan Administrator on and after the Effective Date solely for the purpose of paying all Allowed and unpaid fees and expenses of Professionals in the Chapter 11 Cases.

207.             Professional Fee Reserve Amount:  Accrued Professional Compensation through the Effective Date as estimated by the Professionals in accordance with ARTICLE XI.A.4.

208.             Proof of Claim:  A proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

209.             Registration Rights Agreement:  That certain Registration Rights Agreement by and among GE SeaCo, Newco, GE Capital Container SRL, and GE Capital Container Two SRL, to be Filed as part of the Plan Supplement.

210.             Reinstated:  (a) Leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim or Interest so as to leave such Claim Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim or Interest (other than the Debtor or an Insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Holder.

211.             Releasing Party:  Each of: (a) the Creditors’ Committees and the current and former members thereof; (b) the DIP Lenders; (c) the GE/GE SeaCo Settlement Parties; (d) the Pension Schemes Trustees; and (e) each Holder of a Claim voting to accept the Plan (each of the foregoing being in its individual capacity as such); provided, however, that the Releasing Parties shall not include (i) Holders of Claims voting to reject the Plan or Holders of Claims who check the box on the applicable Ballot indicating that they opt not to grant the releases provided in the Plan, or (ii) the GE/GE SeaCo Settlement Parties or the Pension Schemes Trustees solely to the extent expressly set forth in ARTICLE X.C hereof.

212.             Reorganized.  When used with reference to any Debtor, such Debtor or any successor thereto, by amalgamation, consolidation or otherwise, on or after the Effective Date.

213.             SCA:  Sea Containers America, Inc.

214.             SCA Pension Plan:  The Sea Containers America Pension Plan.

215.             SCC:  Sea Containers Caribbean, Inc., a Delaware corporation.

216.             Schedules:  Collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial conformance with the official bankruptcy forms, as the same may have been amended, modified or supplemented from time to time, and the Bankruptcy Rules.

217.             Scheme Adjudicator:  The individual identified in or selected pursuant to the Bermuda Scheme of Arrangement to resolve disputes between the Bermuda Scheme Administrator and any Non-Plan Third Party Creditor regarding a claim asserted in the Bermuda Scheme of Arrangement by such Non-Plan Third Party Creditor.

218.             Scheme Adjudicator Costs:  The amounts reasonably required by the Scheme Adjudicator to fulfill its duties under the Bermuda Scheme of Arrangement, as determined by the Plan Administrator in accordance with ARTICLE IV.B.9.

219.             SCL:  Sea Containers Ltd., a Bermuda exempted company.

220.             SCL Creditors’ Committee:  The Official Committee of Unsecured Creditors of SCL appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, and as reconstituted from time to time.

221.             SCL Unsecured Distribution:  (a) The shares of Newco Equity to be issued pursuant to the Plan and the Bermuda Scheme of Arrangement, (b) Cash remaining after satisfaction of the Newco Repatriation Note, if any, (c) $1,000,000 in Cash; provided, however, that such SCL Unsecured Distribution shall not include the Newco Equity and Cash reserved for the Equalization Claim Reserve, the Non-Debtor Subsidiary Reserve or the SCSL Unsecured Distribution; provided further that the SCL Unsecured Distribution shall include (i) Cash, if any, that reverts to Reorganized SCL upon termination of the Equalization-Related Employee Claim Trust and the Non-Debtor Subsidiary Trust; (ii) any unclaimed distributions of Cash to Holders of Other Unsecured Claims against SCSL, (iii) net Cash, if any, that reverts to Reorganized SCL from the repatriation of cash, liquidation or similar processes of each of the Non-Debtor Subsidiaries; and (iv) any proceeds recovered as a result of the Plan Administrator’s pursuit of Causes of Action relating to, arising from, or on account of the Non-Container Interests.

222.             SCSL:  Sea Containers Services Limited, an English company.

223.             SCSL Creditors’ Committee:  The Official Committee of Unsecured Creditors of SCSL appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, and as reconstituted from time to time.

224.             SCSL Unsecured Distribution:  Approximately $300,000 in Cash and shares of Newco Equity with an approximate value of $1.2 million to be distributed to Holders of SCSL Other Unsecured Claims.

225.             Sea Containers SPC:  Sea Containers SPC, Ltd., a Bermuda company and a subsidiary of SCL.

226.             Section 75:  Section 75 of the U.K. Pensions Act 1995 (and regulations made thereunder).

227.             Section 75 Debt:  A debt which is or may become due from an employer to one or more of the Pension Schemes under Section 75.

228.             Secured:  When referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) or (b) of the Bankruptcy Code to be Allowed pursuant to the Plan as a Secured Claim.

229.             Securities Act:  The Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as amended, or any similar federal, state, or local law.

230.             Security:  As defined in section 2(a)(1) of the Securities Act.

231.             Senior Note Claims:  Collectively, the 7 7/8% Senior Note Claim, the 10 1/2% Senior Note Claim, the 10 3/4% Senior Note Claim, and the 12 1/2% Senior Note Claim.

232.             Senior Notes:  Collectively, the (a) 7 7/8% Notes Due 2008; (b) 10 1/2% Notes Due 2012; (c) 10 3/4% Notes Due 2006; and (d) 12 1/2% Notes Due 2009.

233.             Servicer:  The Indenture Trustee, any agent, servicer, or other authorized representative of Holders of Claims or Interests recognized by the Debtors.

234.             Services Agreement:  That certain Services Agreement dated as of August 18, 1989 between SCL and SCSL.

235.             Services Claim:  That certain Intercompany Claim of SCSL against SCL arising under the Services Agreement.

236.             Solicitation Procedures Order:  The order entitled Order Approving Adequacy of Disclosure Statement, Solicitation Materials, and Relief Related Thereto entered by the Bankruptcy Court on September 22, 2008, approving certain solicitation procedures for solicitation of votes on the Plan [Docket No. 2195].

237.             SPC Holdings:  SPC Holdings Ltd., a Bermuda exempted company, and the parent company of Sea Containers SPC.

238.                           SPCP Group Claim:  That certain Claim set forth in the Proof of Claim numbered 153 Filed by SPCP Group, L.L.C.

239.                           Subordinated Securities Claim: Any Claim of the type described in, and subject to subordination pursuant to section 510(b) of the Bankruptcy Code, including any and all Claims whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, arising from rescission of a purchase or sale of a Security of the Debtors or an Affiliate of the Debtors (including, without limitation, Interests or securities to be issued, offered, purchased, or sold in connection with or pursuant to the Plan), or for damages arising from the purchase, sale, or holding of such securities, or for reimbursement, indemnification, or contribution allowed pursuant to section 502 of the Bankruptcy Code on account of such a Claim.

240.                           Third Party Release:  The release provision set forth in ARTICLE X.C hereof.

241.                           Trilogy Claim:  That certain Claim set forth in the Proof of Claim numbered 129 Filed by Trilogy Portfolio Company LLC.

242.                           U.K. Scheme of Arrangement:  The creditors’ scheme of arrangement submitted by SCSL.

243.                           Unclaimed Distribution:  Any distribution under the Plan on account of an Allowed Claim or Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Plan Administrator of an intent to accept a particular distribution; (c) responded to the Debtors’ or the Plan Administrator’s requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

244.                           Unexpired Lease:  A lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

245.                           Unimpaired:  With respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

246.                           Unsecured Claim: Any Claim against any of the Debtors that is not a/an: (a) Secured Claim, (b) Administrative Claim, (c) Priority Tax Claim, (d) DIP Facility Claim, (e) Other Secured Claim, (f) Other Priority Claim; or (g) Intercompany Claim.

247.                           Voting Deadline:  [November 10, 2008].

248.                           Voting Record Date:  August 15, 2008.

B.             Rules of Interpretation and Computation of Time:

1.               Rules of Interpretation:  For purposes of the Plan:  (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (f) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (g) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (h) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (j) unless otherwise set forth in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; provided, however, the rule of construction set forth in section 102(5) of the Bankruptcy Code shall not apply; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (l) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; and (m) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, as applicable to the Chapter 11 Cases, unless otherwise stated.

2.               Computation of Time.  In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

C.             Reference to Monetary Figures:  All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY TAX CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in ARTICLE III.

A.           DIP Facility Claim:  In full satisfaction, settlement, release, and discharge of and in exchange for the Allowed DIP Facility Claim, on the Effective Date, the DIP Facility Claim shall be paid in full in Cash by SCL with  proceeds of the Exit Facility.

B.             Administrative Claims:  Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, in full satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, including the Equalization Determination Costs (to the extent incurred prior to the Effective Date), each Holder thereof shall be paid the full unpaid amount of such Claim in Cash in accordance with the terms of the applicable contract, if any, (1) on or as soon as reasonably practicable after the Effective Date, (2) if such Claim is Allowed after the Effective Date, on or as soon as reasonably practicable after the date such Claim is Allowed, or (3) upon such other terms as may be agreed upon by the Debtors and such Holder or otherwise upon an order of the Bankruptcy Court; provided, however, that the Allowed Pension Schemes Administrative Claims shall not be treated as set forth above.  With respect to the Allowed Pension Schemes Administrative Claims, the unpaid portion, if any, of the Allowed Pension Schemes Administrative Claims shall be paid within three Business Days of receipt of court approval of the Pension Schemes Settlement Agreement.

Bar Date for Administrative Claims:  Except as otherwise provided in ARTICLE XI hereof with respect to Professional Claims, and except as otherwise provided with respect to the Allowed Pension Schemes Administrative Claims and the Equalization Determination Costs (to the extent incurred prior to the Effective Date), unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Plan Administrator pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claim Bar Date.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the applicable Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or Newco or their estates and property and such Administrative Claims shall be deemed discharged as of the Effective Date.  As of the Effective Date, all such Claims shall be subject to the permanent injunction set forth in ARTICLE X.E hereof.  Objections to such requests must be Filed and served on the Reorganized Debtors, Newco and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Administrative Claims, if applicable.

C.             Priority Tax Claims:  In full satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder thereof shall be paid (i) in full in Cash on the Distribution Date or (ii) Cash or Cash Equivalents in an amount agreed to by the Debtors or the Plan Administrator, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date.

ARTICLE III.

CLASSIFICATION AND TREATMENT
OF CLAIMS AND INTERESTS

A.           Classification of Claims and Interests:  All Claims and Interests, except DIP Facility Claims, Administrative Claims, and Priority Tax Claims, are classified as listed below.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that any portion of the Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

1.               Class Identification:  Below is a chart assigning each Class a letter and a number for purposes of identifying each separate Class:

Class	Claim or Interest Type	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Deemed to Accept
2A	SCL Other Priority Claims	Unimpaired	Deemed to Accept
2B	SCL Other Unsecured Claims	Impaired	Entitled to Vote
2C	SCL Pension Schemes Claims	Impaired	Entitled to Vote
3A	SCSL Other Unsecured Claims	Impaired	Entitled to Vote
3B	SCSL Pension Schemes Claims	Impaired	Entitled to Vote
4A	SCC Pension Schemes Claims	Impaired	Entitled to Vote
4B	SCC Interests	Unimpaired	Deemed to Accept
4C	SCC PBGC Claims	Unimpaired	Deemed to Accept
5	SCL Common Stock Interests	Impaired	Deemed to Reject

B.             Treatment of Classes of Claims and Interests:  To the extent a Class contains Allowed Claims with respect to a particular Debtor, the treatment provided to each Class for distribution purposes is specified below.

1.               Class 1—Other Secured Claims:

a.               Classification:  Class 1 consists of all Other Secured Claims.

b.              Treatment:  The legal, equitable and contractual rights of the Holders of Allowed Class 1 Other Secured Claims are unaltered by the Plan.  Unless otherwise agreed to by the Holders of the Allowed Class 1 Other Secured Claims and the Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for the Allowed Secured Claim in Class 1, each Holder thereof shall be: (i) paid in full in Cash; (ii) satisfied in full by a return to such Holder of the collateral securing such Allowed Claim, without representation or warranty by or recourse against the Debtors, Reorganized SCL or Newco; or (iii) treated in any other manner such that the Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

c.               Voting: Class 1 is Unimpaired, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan.

2.               Class 2A—SCL Other Priority Claims:

a.               Classification:  Class 2A consists of all Other Priority Claims against SCL.

b.              Treatment:  The legal, equitable and contractual rights of the Holders of Allowed Class 2A SCL Other Priority Claims are unaltered by the Plan.  Unless otherwise agreed to by the Holders of the Allowed Class 2A SCL Other Priority Claims and the Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed SCL Other Priority Claim in Class 2A, each Holder thereof shall be paid in full in Cash or Cash Equivalents on the Effective Date or as soon practicable thereafter.

c.               Voting: Class 2A is Unimpaired, and the Holders of Class 2A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class 2A Claims are therefore not entitled to vote to accept or reject the Plan.

3.               Class 2B—SCL Other Unsecured Claims:

a.               Classification:  Class 2B consists of all Other Unsecured Claims against SCL.

b.              Treatment:  In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2B Claim, each Holder thereof shall receive its Pro Rata share of the SCL Unsecured Distribution.

c.               Voting: Class 2B is Impaired, and Holders of Class 2B Claims are entitled to vote to accept or reject the Plan.

4.               Class 2C—SCL Pension Schemes Claims:

a.               Classification: Class 2C consists of all Pension Schemes Claims against SCL.

b.              Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Class 2C, each Holder thereof shall be treated and receive the consideration as set forth in the Pension Schemes Settlement Agreement, including, without limitation, each Holder’s Pro Rata share of the SCL Unsecured Distribution on account of Allowed Pension Schemes Unsecured Claims.

c.               Voting: Class 2C is Impaired, and Holders of Class 2C Claims are entitled to vote to accept or reject the Plan.

5.               Class 3A—SCSL Other Unsecured Claims:

a.               Classification:  Class 3A consists of all Other Unsecured Claims against SCSL.  For the avoidance of doubt, SCSL Other Unsecured Claims does not include Pension Schemes Claims, Senior Note Claims, the Equalization Claim or Equalization-Related Employee Claims.

b.              Treatment:  In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 3A Claim, each Holder thereof shall be treated and receive its Pro Rata share of the SCSL Unsecured Distribution.

c.               Voting: Class 3A is Impaired, and Holders of Class 3A Claims are entitled to vote to accept or reject the Plan.

6.               Class 3B— SCSL Pension Schemes Claims:

a.               Classification: Class 3B consists of all Pension Schemes Claims against SCSL.

b.              Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Claim in Class 3B, each Holder thereof shall be treated and receive the consideration as set forth in the Pension Schemes Settlement Agreement, including, without limitation, each Holder’s Pro Rata share of the SCL Unsecured Distribution on account of the Allowed Pension Schemes Unsecured Claims.

c.               Voting: Class 3B is Impaired, and Holders of Class 3B Claims are entitled to vote to accept or reject the Plan.

7.               Class 4A—SCC Pension Schemes Claims:

a.               Classification: Class 4A consists of all Pension Schemes Claims against SCC.

b.              Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Claim in Class 4A, each Holder thereof shall be treated and receive the consideration as set forth in the Pension Schemes Settlement Agreement, including, without limitation, each Holder’s Pro Rata share of the SCL Unsecured Distribution on account of the Allowed Pension Schemes Unsecured Claims.

c.               Voting: Class 4A is Impaired, and Holders of Class 4A Claims are entitled to vote to accept or reject the Plan.

8.               Class 4B—SCC Interests:

a.               Classification:  Class 4B consists of all Interests in SCC.

b.              Treatment:  Class 4B Interests will be Reinstated and the legal, equitable and contractual rights of the Holders of Allowed Class 4B SCC Interests shall be unaltered by the Plan.

c.               Voting:  Class 4B is Unimpaired, and Holders of Class 4B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  The Holders of Class 4B Interests are therefore not entitled to vote to accept or reject the Plan.

9.               Class 4C—SCC PBGC Claims

a.               Classification:  Class 4C consists of all Claims of the PBGC against SCC.

b.              Treatment:  In full satisfaction, settlement, release and discharge of and in exchange for each and every Claim in Class 4C, the amount by which the SCA Pension Plan is underfunded shall be satisfied and paid in full.

c.               Voting:  Class 4C is Unimpaired, and Holders of Class 4C Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  The Holders of Class 4C Claims are therefore not entitled to vote to accept or reject the Plan.

10.         Class 5—SCL Common Stock Interests:

a.               Classification: Class 5 consists of all Common Stock Interests in SCL.

b.              Treatment: Each Holder of a Common Stock Interest in SCL shall not receive any distribution under the Plan on account of such interest.

c.               Voting: Class 5 is Impaired, and Holders of Class 5 Interests are conclusively deemed to reject the Plan.  Holders of Class 5 Interests are therefore not entitled to vote to accept or reject the Plan.

C.             Subordination:  The classification and treatment of all Claims hereunder conforms with contractual, legal and equitable subordination rights relating thereto, including the treatment of any Securities-related claims under section 510(b) of the Bankruptcy Code, and any and all rights shall be settled, compromised and released pursuant hereto.

D.            Treatment of Intercompany Claims:  Except as otherwise set forth herein, there shall be no distributions on account of Intercompany Claims, including the Services Claim.  Pursuant to Sections 1126(f) and 1126(g) of the Bankruptcy Code, Holders of Intercompany Claims against any Debtor, including the Services Claim, are not entitled to vote to accept or reject the Plan.

Notwithstanding the foregoing, the Plan Administrator may Reinstate, extinguish or cancel, as applicable, all Intercompany Claims and the Services Claim, including, without limitation, any or all relevant agreements, instruments, and documents underlying such Intercompany Claims as of the Effective Date, provided, however, under no circumstances shall acts of the Plan Administrator in any way impact or dilute the value of the SCL Unsecured Distribution, the Newco Equity, the SCSL Unsecured  Distribution, or distributions anticipated under the EPM.  In connection with the wind down and resolution of Intercompany Claims, the Plan Administrator shall consult with and provide regular reports to Newco.

E.              Intercompany Interests:  Intercompany Interests will be Reinstated in order to implement the Plan.

F.              Special Provisions Governing Unimpaired Claims:  Except as otherwise provided herein, nothing under the Plan shall affect the Debtors’ or Newco’s rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

G.             Discharge of Claims and Interests:

1.               Except as otherwise provided herein and in ARTICLE III.G.2, on the Effective Date and effective as of the Effective Date: (1) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, properties or Estates; (2) the Plan shall bind all Holders of Claims and Interests, notwithstanding whether any such Holders (a) Filed a Proof of Claim or (b) failed to vote to accept or reject the Plan or voted to reject the Plan; (3) all Claims and Interests shall be satisfied, discharged, and released in full (except to the extent that the Plan expressly provides for the retention or Reinstatement of such Interests), and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (4) all Persons and Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, their successors and assigns, their assets and properties, any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.  Notwithstanding anything in this ARTICLE III.G to the contrary, the foregoing discharge and release of Claims and Interests shall not include or be deemed to include (1) a release of any liabilities or obligations of the parties to the

Mutual Release Agreement arising or to be performed under the Master Transaction Agreement (or any transactions or agreements entered into pursuant to the Master Transaction Agreement) and (2) any (a) recurring ordinary course operating obligations of the parties to the Mutual Release Agreement or their affiliates and subsidiaries (e.g., EMA payments, depot payments, payments to Yorkshire Marine Containers Limited or General Electric Capital Container Finance Corporation and payment of commissions in respect of equipment sales) that accrued during either the fiscal quarter in which the Effective Date (as defined in the Mutual Release Agreement) occurs or the immediately preceding fiscal quarter or (b) claims based on acts or omissions that occur after the date of the GE SeaCo Framework Agreement and that constitute fraud, willful misconduct, or breaches of the Joint Venture Documents (as defined in the Mutual Release Agreement).

Upon Confirmation, the Debtors and all property dealt with herein shall be free and clear of all such claims and interests, including, without limitation, Liens, security interests and any and all other encumbrances.  For the avoidance of doubt, the sole source of recovery from the Debtors or any Affiliate on account of an Equalization Claim shall be from the Equalization Escrow Account, with no recourse to Newco, the Debtors, or the Reorganized Debtors.  Likewise, the sole source of recovery for any Non-Debtor Subsidiary (or any liquidator or successor thereof) on account of a Non-Debtor Subsidiary Third Party Claim shall be from the Non-Debtor Subsidiary Trust, with no recourse to Newco, the Debtors or the Reorganized Debtors.  For the avoidance of doubt, Holders of Intercompany Claims against the Debtors or an Affiliate of the Debtors will have no recourse to Newco, the Debtors or the Reorganized Debtors, unless such Intercompany Claims are Reinstated or compromised by the Plan Administrator as set forth herein.

2.               Discharge of the Pension Schemes Claims:  Notwithstanding anything contained in ARTICLE III.G.1 or elsewhere herein:

a.               the discharge or release of the Pension Schemes Claims shall be in accordance with, and subject to satisfaction or waiver of the conditions under Article VII of the Pension Schemes Settlement Agreement; and

b.              solely with respect to the Pension Schemes Claims, the releases, exculpations, compromises, settlements and discharges in this Plan and the waiver below shall be and hereby is limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter the Pension Protection Fund and is able to trigger a Pension Protection Fund assessment period, and nothing in the Plan shall constitute a legally enforceable agreement the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Schemes or the Pension Schemes Trustees, as the case may be, which may be recovered by, or on behalf of, the Pension Schemes Trustees;

provided that in all events, notwithstanding such limitation, the Pension Schemes’ or the Pension Schemes Trustees’, as the case may be, sole recourse for recovery on all Pension Schemes Claims, and their sole satisfaction of such Claims, shall be (i) their Pro Rata share of the SCL Unsecured Distribution with respect to the Allowed Pension Schemes Unsecured Claims, (ii) the Allowed Pension Schemes Administrative Claims, (iii) the Equalization Claim Reserve and (iv) any amounts due to the Pension Schemes Trustees under the 1983 Scheme Deed of

Compromise or the U.K. Scheme of Arrangement (such amounts being $1), as applicable.  Furthermore, subject to the Debtors’ compliance with this Plan and the Pension Schemes Settlement Agreement, the Pension Schemes Trustees shall not be entitled to, and hereby waive, any right to any additional recovery from the Debtors, Reorganized SCL, Reorganized SCSL, Newco, the Non-Debtor Subsidiary Trust, and any Debtor Releasee, and any Exculpated Party in respect of the Pension Schemes Claims.

H.            Acceptance or Rejection of the Plan

1.               Presumed Acceptance of Plan:  Classes 1, 2A, 4B and 4C are Unimpaired under the Plan and are, therefore, presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Classes are not entitled to vote on the Plan and the vote of such Holders of Claims shall not be solicited.

2.               Voting Classes:  Each Holder of an Allowed Claim as of the Voting Record Date in each of Classes 2B, 2C, 3A, 3B, and 4A  shall be entitled to vote to accept or reject the Plan.

3.               Acceptance by Impaired Classes of Claims:  Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

4.               Presumed Rejection of the Plan:  Class 5 is Impaired and Holders of Class 5 Claims and Interests shall receive no distributions under the Plan on account of their Claims and Interests and are therefore, presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Class 5 Claims and Interests are not entitled to vote on the Plan and the vote of such Holders shall not be solicited.

5.               Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code:  Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class.  The Debtors request Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.  The Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code.

6.               Controversy Concerning Impairment:  If a controversy arises as to whether any Claims, or any Class of Claims, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

7.               Voting on Plan and Bermuda Scheme of Arrangement:  The Ballots sent to certain creditors of SCL provide for dual voting on the Plan and (by way of special proxy, if required) the Bermuda Scheme of Arrangement.  Voters have the option of voting either in favor of both the Plan and Bermuda Scheme of Arrangement or against both the Plan and the Bermuda Scheme of Arrangement.  Creditors wishing to vote on the Bermuda Scheme of Arrangement in a way not contemplated by the Ballots may contact SCL and receive a special proxy to do so.  If a Creditor of SCL did not file a Proof of Claim in the Chapter 11 Cases prior to the Bar Date, and its failure to do so was not the result of willful default or lack of reasonable diligence as determined by the chairman of the Bermuda meeting of creditors in his or her sole discretion, or as otherwise determined by the Bermuda Court, such Creditor may vote on the Bermuda Scheme of Arrangement prior to the Voting Deadline, either by submitting a proxy or by voting in person at the Bermuda meeting of Bermuda Scheme Creditors, provided that such Creditor submits a voting form or form of proxy to the Claims and Solicitation Agent on or before the Voting Deadline.

8.               Voting on Plan and U.K. Scheme of Arrangement:  Voting on the U.K. Scheme of Arrangement will occur prior to or concurrent with, but separate from, voting on the Plan.  The Pension Schemes Trustees may vote on the U.K. Scheme of Arrangement either in person at the meeting of creditors or by appointing the chairman of the meeting of creditors by submitting a proxy form.

I.                 No Duplication of Claims or Distributions:  All Claims scheduled by or Filed against the Debtors in the Chapter 11 Cases on or before the Bar Date are deemed to have been submitted against those Debtors under the U.K. Scheme of Arrangement or the Bermuda Scheme of Arrangement to the extent the U.K. Scheme of Arrangement or the Bermuda Scheme of Arrangement purports to compromise such Claims.  Any Holder of an Allowed Claim under the Bermuda Scheme of Arrangement will receive an entitlement to a distribution under the Plan on account of such Claim against SCL or SCSL, as applicable.  In addition to the foregoing, the Pension Schemes Trustees, pursuant to the Plan as set forth herein, will receive $1 each pursuant to the U.K. Scheme of Arrangement and/or the 1983 Scheme Deed of Compromise, as applicable.  The process of adjudicating and allowing Claims shall be conducted in the Bankruptcy Court and shall bind all Creditors (except those who are qualified to submit Claims in the Bermuda Scheme of Arrangement only in accordance with ARTICLE III.H.7 hereof, which such Claims will be adjudicated pursuant to the mechanism set forth in the Bermuda Scheme of Arrangement).

ARTICLE IV.

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.           Corporate Existence:  Except to the extent that a Debtor ceases to exist pursuant hereto, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and byelaws in effect prior to the Effective Date, except to the extent such certificate of incorporation, byelaws and other constitutional documents are amended by the Plan or otherwise and, to the extent such documents are amended, such documents are deemed to be authorized pursuant hereto and without the need for any other approvals, authorizations, actions or consents.

B.             Sources of Consideration for Plan Distributions:  The Plan and the Bermuda Scheme of Arrangement contemplate (i) the issuance of Newco Equity on the Effective Date to the Plan Administrator for distribution to the Debtors’ Creditors, (ii) the transfer of the Container Interests to Newco, (iii) the issuance of the Newco

Repatriation Note to Newco, reflecting a loan from Newco to enable Reorganized SCL to satisfy the balance of the DIP Facility and fund its wind-down costs, (iv) the distribution of the SCL Unsecured Distribution to Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims, (v) the distribution of the SCSL Unsecured Distribution to Holders of SCSL Other Unsecured Claims, and (vi) the establishment of the Equalization Escrow Account, the Equalization-Related Employee Claim Trust and the Non-Debtor Subsidiary Trust.

1.               Formation of Newco.  Prior to the Effective Date, the Debtors shall take the steps necessary so that Newco shall be duly formed and come into existence as a valid and legally existing Bermudian corporation.  The specific formation documents with respect to Newco shall be included in the Plan Supplement.

2.               Issuance of Newco Equity:  On or before the Effective Date, Newco shall issue all Newco Equity, notes, instruments, Certificates and other documents required to be issued pursuant to the Plan and the Bermuda Scheme of Arrangement.  All rights, title and interest in Newco Equity shall vest in the Plan Administrator on the Effective Date for distribution to Creditors.  The Plan Administrator shall be authorized, among other things, to distribute Newco Equity on a Pro Rata basis to Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims.  Newco Equity will only be issued to a nominee of the Depository or under another arrangement maintained by the Depository.  Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims shall only be entitled to receive an indirect beneficial interest in such Newco Equity pursuant to the rules of the Depository.  As a condition to receiving a distribution of Newco Equity hereunder, the applicable Holder will be required to provide the Plan Administrator with Account Instructions.  Upon issuance of the Newco Equity to the Depository pursuant to the terms of the Account Instructions and this ARTICLE IV.B.2, such Newco Equity shall be deemed to have been distributed to the applicable Holder.

a.               Securities Registration Exemption.  Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities contemplated by the Plan and any and all settlement agreements incorporated therein, including the Newco Equity, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities.  Any Securities issued under the Plan, including Newco Equity, will be issued under section 1145 of the Bankruptcy Code, will be freely tradable by the recipients thereof, and subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (ii) the restrictions, if any, on the transferability of such Securities and instruments, under applicable law or otherwise; (iii) restrictions on transfer to be contained in the organizational documents of Newco to the effect that prior to the listing of the Newco Equity on a securities exchange, Newco Equity may only be transferred to a depository (or if no depository is available, to the participants in the last such depository) or under another depository system; for the avoidance of doubt, the foregoing restriction shall not restrict the transfer of beneficial ownership in the Newco Equity pursuant to the rules of the applicable depository; and (iv) applicable regulatory approval.

b.              Issuance and Distribution of the Newco Equity.  The Newco Equity, when distributed pursuant hereto, will be duly authorized, validly issued, and, if applicable, fully paid and non-assessable.  Each distribution and issuance referred to in ARTICLE III hereof shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution, which terms and conditions shall bind each Entity receiving such distribution or issuance.

c.               Listing of the Newco Equity.  Newco will use commercially reasonable efforts to obtain and maintain a listing on an exchange for Newco Equity.  Reorganized SCL and Reorganized SCSL will use commercially reasonable efforts to assist Newco, including, but not limited to, using commercially reasonable efforts to provide Newco with historical information reasonably requested by Newco until such time as Reorganized SCL ceases to exist, at which point Reorganized SCL will transfer all relevant historical information to Newco.

3.               Transfer of the Container Interests to Newco:  Subsequent to the formation of Newco and the issuance of Newco Equity to the Plan Administrator, on the Effective Date, pursuant to the Business Transfer Agreement and in accordance with section 1123(a)(5)(B) of the Bankruptcy Code, the Debtors will transfer and assign all rights, title, and interests in the Container Interests to Newco.  Except as expressly provided herein, in the Confirmation Order, or as required in connection with the Exit Facility, the Container Interests shall vest in Newco free and clear of any Claims or Liens other than immaterial Liens or Liens in connection with obligations to be paid, satisfied or discharged upon Consummation of the Plan.

4.               Exit Facility:  On the Effective Date, Newco shall enter into the Exit Facility (a) in part, to obtain the funds necessary to acquire the Container Interests from SCL at fair value and otherwise, to provide a loan to Reorganized SCL to enable Reorganized SCL to satisfy the DIP Facility, (b) to pay all fees and expenses incurred in connection with the Exit Facility, and (c) for working capital, capital expenditures and other lawful corporate purposes of Newco.  Newco may use the Exit Facility for any purpose permitted thereunder.  Confirmation of the Plan shall be deemed approval of the Exit Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein) and authorization for Newco to enter into and execute the Exit Facility documents and such other documents as the Exit Facility Lenders may reasonably require to effectuate the treatment afforded to such lenders pursuant to the Exit Facility, subject to such modifications as Newco may deem to be reasonably necessary.

5.               Equalization Escrow Account:  On the Effective Date, Reorganized SCL, acting by the Plan Administrator, shall execute the Equalization Escrow Agreement and take all other steps necessary to establish the Equalization Escrow Account pursuant to the Equalization Escrow Agreement as further described in ARTICLE V hereof.  On the Effective Date, and in accordance with and pursuant to the terms of the Plan and sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code, Reorganized SCL, acting by the Plan Administrator, will transfer the Equalization Claim Reserve to the Equalization Escrow Agent free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien.  Upon determination of the amount of any Allowed Equalization Claim in accordance with the terms of the Pension Schemes Settlement Agreement, the Allowed Equalization Claim shall be added to and treated as if it were part of the Allowed Pension Schemes Unsecured Claims.  At the time the Equalization Escrow Account is closed, (a) any residual value in the Equalization Escrow Account will be transferred to the Equalization-Related Employee Claim Reserve; provided, however, the maximum value of Newco Equity transferred to the Equalization-Related Employee Claim Reserve shall not exceed $19.6 million and (b) to the extent any Newco Equity remains after satisfaction of (a), such Newco Equity will be canceled.

6.               Non-Debtor Subsidiary Trust:  On the Effective Date, Reorganized SCL, acting by the Plan Administrator, shall execute the Non-Debtor Subsidiary Trust Deed and take all other steps necessary to establish the Non-Debtor Subsidiary Trust pursuant to the Non-Debtor Subsidiary Trust Deed as further described in ARTICLE VI.  On the Effective Date, and in accordance with and pursuant to the terms of the Plan and sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code, Reorganized SCL, acting by the Plan Administrator, will transfer to the Non-Debtor Subsidiary Trustees, the Non-Debtor Subsidiary Reserve and the Non-Debtor Subsidiary Trustee Costs Reserve free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien.  Upon the termination of the Non-Debtor Subsidiary Trust, (a) any property remaining (not including Newco Equity) shall revert to Reorganized SCL for distributions in accordance with ARTICLE IV.B.10 and ARTICLE IX.B.4 hereof and (b) any Newco Equity remaining shall be canceled.

7.               Equalization-Related Employee Claim Trust:  On the Effective Date, if necessary to satisfy Equalization-Related Employee Claims, Reorganized SCL, acting by the Plan Administrator, will execute the Equalization-Related Employee Claim Trust Deed and take all other steps necessary to establish the Equalization-Related Employee Claim Trust as further described in this Article.  On the Effective Date, if necessary to satisfy Equalization-Related Employee Claims, in accordance with and pursuant to the terms of the Plan and sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code, Reorganized SCL, acting by the Plan Administrator, will transfer to the Equalization-Related Employee Claim Trustees, the Equalization-Related Employee Claim Reserve and the Equalization-Related Employee Claim  Trustee Costs Reserve free and clear of any encumbrance, charge, mortgage, pledge, claim or Lien.  Upon the termination of the Equalization-Related Employee Claim Trust, (a) any property remaining (not including Newco Equity) shall revert to Reorganized SCL for distributions in accordance with ARTICLE IV.B.10 and ARTICLE IX.B.4 hereof and (b) any Newco Equity remaining shall be canceled.

8.               Payment of Equalization Determination Costs:  The Plan Administrator will pay Equalization Determination Costs in Cash as an Allowed Administrative Claim and/or Post-Emergence Cost, as the case may be.  The Pension Schemes Trustees shall submit any invoices, statements or bills evidencing Equalization Determination Costs along with a request for payment to the Plan Administrator.  Within 30 days following receipt of a request for payment, the Plan Administrator shall disburse payment in Cash in U.K. pounds to the applicable Pension

Scheme Trustee to the extent that the requested disbursements are Equalization Determination Costs.

9.               Payment of Post-Emergence Costs:  The Plan Administrator will pay the Post-Emergence Costs using Cash at Reorganized SCL.  Any entity seeking reimbursement of Post-Emergence Costs shall submit any invoices, statements or bills, along with a request for payment setting forth the basis of such reimbursement, to the Plan Administrator; provided, however, that the JPLs, the Equalization Escrow Agent, and the Non-Debtor Subsidiary Trustees must submit all invoices or requests for payment no later than 60 days after the liquidation of Reorganized SCL, dissolution of the Equalization Escrow Account, or termination of the Non-Debtor Subsidiary Trust, as applicable.  Within 30 days following receipt of a request for payment, the Plan Administrator shall disburse payment to the applicable requesting party to the extent the Plan Administrator is satisfied that the requested reimbursement is reasonably characterized as Post-Emergence Costs.  In no event shall Newco be obligated to pay any Post-Emergence Costs.

10.         Payment of the Newco Repatriation Note:  Subject to repayment of any claims entitled to priority under the liquidation of Reorganized SCL, and payment of the Plan Administrator Costs and the Post-Emergence Costs, in the event that any Cash or other property (other than Newco Equity) reverts to Reorganized SCL from Non-Debtor Subsidiaries, the Equalization-Related Employee Claim Trust, the Non-Debtor Subsidiary Trust, or the Professional Fee Escrow Account, such property shall first be applied to pay down the Newco Repatriation Note.  After the Newco Repatriation Note is paid in full, such excess Cash or property received by Reorganized SCL (including litigation recoveries) shall be distributed in accordance with ARTICLE IX.B.4 hereof.

C.             Corporate Governance, Directors and Officers, and Corporate Action:

1.               Corporate Governance.

a.               Newco.

As shall be set forth in the organizational documents for Newco as Filed in the Plan Supplement, the board of directors of Newco shall consist of 7 members; provided, however, that no director may be a Person whose appointment is prohibited under the terms of the GE SeaCo Framework Agreement.  The organizational documents as Filed in the Plan Supplement shall be consistent with the governance term sheet attached to the Plan as Exhibit B.  In accordance with section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement, to the extent known: (i) the identities and affiliations of any Person proposed to serve as a board member of Newco; and (ii) the nature of compensation for any member of the board who is an Insider.  The initial board of directors of Newco may approve the Newco Director and Officer Equity Incentive Plan if they determine that it is commercially reasonable.

On or as soon as reasonably practicable after the Effective Date, Newco shall adopt constitutional documents that will prohibit the issuance of non-voting securities as required by section 1123(a)(6) of the Bankruptcy Code.  After the Effective Date, Newco may amend its constitutional documents as permitted by relevant corporate law.

b.              Reorganized SCL.

On and after the Effective Date, operation, management and control of Reorganized SCL shall be the general responsibility of the JPLs, which shall take appropriate steps to: (i) implement the Bermuda Scheme of Arrangement, (ii) manage, control, wind down, and liquidate Reorganized SCL pursuant to, and in accordance with, Bermuda law and (iii) obtain a Final Order of the Bermuda Court discharging the JPLs of their duties with respect to Reorganized SCL.

c.               Reorganized SCSL.

On and after the Effective Date, operation, management and control of Reorganized SCSL shall be the general responsibility of the liquidators or administrators of SCSL, which shall take appropriate steps to (i) implement the U.K. Scheme of Arrangement, (ii) manage, control, wind down, and liquidate Reorganized SCSL pursuant to, and in accordance with English law and (iii) obtain a Final Order of the English Court discharging the liquidators or administrators of their duties with respect to Reorganized SCSL.

d.              Reorganized SCC and the Non-Debtor Subsidiaries.

On and after the Effective Date, to the extent permitted by applicable law, operation, management and control of Reorganized SCC and the Non-Debtor Subsidiaries shall be the general responsibility of the respective liquidators, which shall thereafter, to the extent permitted by applicable law, have the responsibility for the management, control, wind down, and liquidation of Reorganized SCC and the Non-Debtor Subsidiaries.  The liquidators shall facilitate and assist in the transfer to Reorganized SCL of any net Cash from the liquidation of each of the Non-Debtor Subsidiaries.  To the extent any Non-Debtor Subsidiary is unable to pay its own costs and expenses associated with its liquidation or wind-down, Reorganized SCL may fund such costs and expenses if the Plan Administrator believes it is of benefit to the Estates to do so.

2.               Corporate Action.

a.               Prior to or on the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Newco shall be deemed to have been so approved and shall be in effect prior to or on the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the shareholders or directors of the Debtors, or the need for any approvals, authorizations, actions or consents.

b.              The Debtors or Newco, as applicable may take all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan in accordance with section 1142(a) of the Bankruptcy Code, including, without limitation, the distribution of Newco Equity to be issued pursuant hereto, the adoption and filing (as necessary) of the new organizational documents, the appointment of directors, officers, managers for Newco, consummation of the Exit Facility, and all actions contemplated thereby, without the need for any approvals, authorizations, actions or consents except for those expressly required pursuant hereto.

The secretary and any assistant secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

D.            Plan Administrator Appointment, Resignation and Reorganized SCL Indemnity Obligations:

1.               Appointment and Oversight of Plan Administrator.  On the Effective Date, the Plan Administrator will accept its appointment in accordance with an agreement to be Filed as part of the Plan Supplement, pursuant to which agreement the Plan Administrator shall act as agent for the Reorganized Debtors to take the actions and perform the duties set forth in the Plan.  The Plan Administrator will issue reports to the Newco Board Committee on no less frequent than a quarterly basis, with the format of such reports to be agreed by the Plan Administrator and the Newco Board Committee.  Such periodic reports shall include a discussion of planned material actions and related budgets and detail regarding the Post-Emergence Costs, including all legal fees and other expenses incurred by the Plan Administrator, and the format of such reports shall be based on the monthly operating reports that the Debtors have filed in the Chapter 11 Cases.  Newco may petition the Bankruptcy Court to remove and replace the Plan Administrator for failure to perform its duties and take actions required by the Plan, to compel the Plan Administrator to take certain actions, or to object to planned material actions or payment of Post-Emergence Costs (including the Plan Administrator’s legal fees and other expenses), and the Bankruptcy Court shall have exclusive jurisdiction to hear such matters.

2.               Resignation.  Any Person serving as the Plan Administrator may resign as such by giving at least thirty (30) days prior written notice thereof to the notice parties listed in ARTICLE XV.G.1.  Subject to ARTICLE XIV.D, any party in interest may also seek removal of the Plan Administrator for cause, which such removal would occur by order of the Bankruptcy Court.

3.               Successor.  In the event of the death, incompetence or resignation of less than all of the Persons serving as the Plan Administrator, the Person continuing to serve shall have the authority to select a successor whose appointment will be subject to (1) the approval of the Newco Board Committee, which approval may not be unreasonably withheld, and (2) the approval of the Bankruptcy Court.  In the event of the simultaneous death, incompetence or resignation of all of the Persons serving as the Plan Administrator, the Newco Board Committee shall have the authority to select a successor(s) whose appointment(s) will be subject to the approval of the Bankruptcy Court.  Any successor to the Persons serving as the Plan Administrator shall be a corporate successor or such other Person serving in a professional capacity.

4.               Reorganized SCL Indemnity Obligations to Plan Administrator.  The Plan Administrator shall be indemnified out of the assets of Reorganized SCL in respect of:

a.               all liabilities and expenses properly incurred by the Plan Administrator in the execution of the Plan or of any powers vested in the Plan Administrator relating to the Plan; and

b.              all actions, proceedings, costs, expenses, claims, demands, losses, charges, damages, taxes, duties and other liabilities in respect of any matter or thing done or omitted in any way relating to the Plan, other than liabilities arising as a consequence of fraud or other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner the Plan Administrator knew or ought to have known was in breach of trust or gross negligence, which such liabilities are determined in accordance with ARTICLE XIV.D.

E.              GE SeaCo Definitive Settlement Documents and Pension Schemes Settlement Agreement:  The Plan shall be implemented by the Plan Administrator in a manner that is consistent with the GE SeaCo Definitive Settlement Documents and the Pension Schemes Settlement Agreement.  To the extent there are any discrepancies between the terms of the Plan and the terms contained in the GE SeaCo Definitive Settlement Documents or the Pension Schemes Settlement Agreement, the terms of the GE SeaCo Definitive Settlement Documents or the Pension Schemes Settlement Agreement, as applicable, shall govern.  Further, the Confirmation Order shall constitute an order of the Bankruptcy Court approving the GE SeaCo Definitive Settlement Documents.

F.              Resolution of Intercompany Claims:  On and after the Effective Date, the Plan Administrator, in consultation and coordination with the Non-Debtor Subsidiaries and any administrators or liquidators thereof, is authorized to forgive, resolve, or compromise Intercompany Claims by, against, and among Non-Debtor Subsidiaries and to take such actions as are necessary and otherwise assist in the wind down and liquidation of certain Non-Debtor Subsidiaries, all in accordance with applicable law.

Upon termination of the Equalization-Related Employee Claim Trust or the Non-Debtor Subsidiary Trust, (1) any property remaining (not including Newco Equity) shall revert to Reorganized SCL or its successor for distribution in accordance with ARTICLE IV.B.10 and ARTICLE IX.B.4 hereof and (2) any Newco Equity remaining shall be canceled.

G.             Implementation of the Plan in Bermuda and the United Kingdom:  The Plan Administrator and Reorganized SCL shall have the authority to take any actions reasonably necessary or appropriate to implement the Plan in Bermuda or any other foreign jurisdiction, including by and through the Bermuda Scheme of Arrangement, transferring the Container Interests to Newco, making distributions to Non-Plan Third Party Creditors, coordinating with the JPLs and the Non-Debtor Subsidiaries, and appearing before the Bermuda Court and seeking any reasonably necessary or appropriate relief to implement or carry out the Plan in Bermuda, including cancellation, annulment, and extinguishment of Subordinated Securities Claims and SCL Interests in Bermuda.  The Plan Administrator and Reorganized SCSL shall have the authority to take any actions reasonably necessary or appropriate to implement the Plan in the United Kingdom or any other foreign jurisdiction, including by and through the U.K. Scheme of Arrangement, coordinating with the liquidators of SCSL, and appearing before the English Court and seeking any reasonably necessary or appropriate relief to implement or carry out the Plan in the U.K.

H.            Litigation and Resolution of Equalization Claim:  On the Effective Date, the ELR will assume responsibility for managing the litigation in respect of the Equalization Claim on behalf of Reorganized SCL in the English Court or other relevant court of competent jurisdiction.  The ELR will be an agent of the Plan Administrator and will be authorized to manage the litigation in respect of the Equalization Claim to obtain a determination of the English Court and/or to pursue and consummate settlement discussions regarding the Equalization Claim, subject to direction by the Plan Administrator solely to the extent necessary to exercise its fiduciary duty.  For the avoidance of doubt, the ELR shall control the litigation in respect of the Equalization Claim and will consult with the Plan Administrator, however, decisions shall be made by the ELR subject only to review and direction by the Plan Administrator if it in good faith believes that permitting an action would be a breach of its fiduciary duty.

I.                 Implementation of the Pension Schemes Settlement Agreement:  In accordance with the Pension Schemes Settlement Agreement, one or more of the Debtors or the Affiliates that are Participating Employers in the Pension Schemes, including, without limitation, SCL, SCSL, SeaCat Scotland Guernsey Limited, Sea Containers Ferries Scotland Limited, 0438490 Travel Limited, Yorkshire Marine Containers Limited, 1882420 Limited, and SC Maritime Limited, will (unless (i) waived by the 1983 Pension Scheme Trustees in respect of a Participating Employer in the 1983 Pensions Scheme, (ii) waived by the 1990 Pension Scheme Trustees in respect of a Participating Employer in the 1990 Pensions Scheme or (iii) respecting SCSL and SC Maritime Limited (which are Participating Employers in both Pension Schemes), waived by both of the Pension Schemes Trustees) institute liquidation proceedings or Debtor Affiliate Schemes of Arrangement under section 899 of the U.K. Companies Act 2006 (as successor to section 425 of the U.K. Companies Act 1985 by operation of section 1297 of the U.K. Companies Act 2006), as applicable, and may take such other actions as necessary to ensure implementation of the Pension Schemes Settlement Agreement and compliance with the conditions thereof.  Where liquidation as opposed to scheme of arrangement is pursued pursuant to the Pension Schemes Settlement Agreement, as is contemplated in relation to SeaCat Scotland Guernsey Limited and potentially, with the agreement of the 1990 Pension Scheme Trustees, SeaCat Ferries Scotland Limited, then, notwithstanding anything to the contrary herein, there shall be no release, discharge or compromise of any Section 75 Debt that is or may be or become due by such employer to the 1990 Pension Scheme or the 1990 Pension Scheme Trustees, as the case may be, in order to preserve the eligibility of the 1990 Pension Scheme to enter the Pension Protection Fund and to trigger a Pensions Protection Fund assessment period.  Save where the Participating Employers of the Pension Schemes go into liquidation as set out in this Article above pursuant to the Pension Schemes Settlement Agreement, the Section 75 Debts of each such Participating Employer to the Pension Schemes or the Pension Schemes Trustees, as the case may be, save (a) where otherwise agreed in writing and/or (b) where in relation to SCL and the 1983 Pension Scheme a scheme of arrangement is not pursued and the trustees are otherwise unable to enter into a legally enforceable agreement to reduce the amount of the Section 75 Debt due from SCL to the 1983 Pension Scheme in a manner validated by the Pension Protection Fund which would preserve the eligibility of the 1983 Pension Scheme to enter the Pension Protection Fund and to trigger a Pension Protection Fund assessment period (in which case the 1983 Pension Scheme Trustees shall appropriate the distributions received by them under the Plan in order to resolve that Section 75 Debt), shall be compromised either as part of the U.K. Scheme of Arrangement or the relevant Debtor Affiliate Schemes of Arrangement or, in the case of the 1983 Pension Scheme, through the 1983 Scheme Deed of Compromise, for the sums set out in the U.K. Scheme of Arrangement or the relevant Debtor Affiliate Schemes of Arrangement or the 1983 Scheme Deed of Compromise (as appropriate), which, in either case, SCL shall procure will be paid, and the releases, exculpations, compromises, settlements and discharges in this Plan shall not extend to any Section 75 Debt of SCL, SCSL or other Affiliates and shall be and hereby are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter the Pension Protection Fund and is able to trigger a Pension Protection Fund assessment period; provided that in all events, notwithstanding such limitation, the Pension Schemes’ or the Pension Schemes Trustees’, as the case may be, sole recourse for recovery on all Pension Schemes Claims, and their sole satisfaction of such Claims, shall be (i) their Pro Rata share of the SCL Unsecured Distribution with respect to the Allowed Pension Schemes Unsecured Claims, (ii) the Allowed Pension Schemes Administrative Claims, (iii) the Equalization Claim Reserve and (iv) any amounts due to the Pension Schemes Trustees under the 1983 Scheme Deed of Compromise or the U.K. Scheme of Arrangement (such amounts being $1), as applicable.  Furthermore, subject to the Debtors’ compliance with this Plan and the Pension Schemes Settlement Agreement, the Pension Schemes Trustees shall not be entitled to, and hereby waive, any right to any additional recovery from the Debtors, Reorganized SCL, Reorganized SCSL, Newco, the Non-Debtor Subsidiary Trust, and any Debtor Releasee, and any Exculpated Party in respect of the Pension Schemes Claims.  Nothing herein shall in any way have the effect of limiting the rights of the 1990 Pension Scheme against SeaCat Scotland Guernsey Limited and Sea Containers Ferries Scotland Limited in respect of a Section 75 Debt (including the right to claim in and receive a distribution in any liquidation) or, for the avoidance of doubt, of reducing the amount of any such debt which may be recovered by or on behalf of the 1990 Pension Scheme Trustees from such companies.

J.                Modification or Amendment of the Pension Schemes Settlement Agreement:  Notwithstanding the Bankruptcy Court’s approval of the Pension Schemes Settlement Agreement, the (i) SCSL Committee and the Pension Schemes, (ii) the SCL Committee and (iii) the Debtors may reach an agreement to modify or amend the Pension Schemes Settlement Agreement; provided that such modification or amendment shall only be effective if each of (i) SCSL Committee and the Pension Schemes, (ii) the SCL Committee and (iii) the Debtors agree to the same in their respective sole and absolute discretion.

If such modification or amendment includes the following elements (provided, however, for the avoidance of doubt, the following elements do not constitute any limit or constraint on the terms or scope of any potential agreed modification or amendment to the Pension Schemes Settlement Agreement and no party is under any obligation to agree to any modification or amendment of the Pension Schemes Settlement Agreement):

(i)                                     the aggregate amount of the Allowed Pension Schemes Unsecured Claims is reduced from $194 million by an amount of up to $13 million (i.e., to a reduced amount of claim no less than $181 million);

(ii)                                  the aggregate amount of the Allowed Pension Schemes Administrative Claims is increased from $5 million to an amount no greater than $10 million (with payment of amounts in excess of $5 million payable, in connection with this Plan, not before the Effective Date); and

(iii)                               the initial Equalization Claim Reserve is reduced from $69 million to an amount of $60 million; and

(iv)                              payment of fees and expenses incurred by counsel for certain bondholders is made in an amount not to exceed approximately $700,000,

then all impaired Creditors entitled to vote who vote to accept the Plan by the Voting Deadline, shall be deemed to have also accepted prospective plan modifications that give effect to the foregoing modified or amended terms of the Pension Schemes Settlement Agreement.  To the extent that the (i) SCSL Committee and the Pension Schemes, (ii) the SCL Committee and (iii) the Debtors each agree to amend or modify the Plan to implement the modified or amended Pension Schemes Settlement Agreement consistent with the elements listed above: (a) a vote to accept the Plan shall constitute a vote to accept the Plan as so modified and (b) the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise or settlement pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court.

K.            Vesting of the Assets On or After the Effective Date:  Except as otherwise provided herein or in any agreement, instrument or other document relating thereto, on or after the Effective Date, all property of each Estate and any property acquired by any of the Debtors pursuant hereto shall vest in Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, the Equalization Escrow Account, the Equalization-Related Employee Claim Trust, the Non-Debtor Subsidiary Trust, or the Professional Fee Escrow Account, as applicable, free and clear of all Liens, claims, charges or other encumbrances.  Except as provided herein, on and after the Effective Date, Newco, Reorganized SCL, Reorganized SCSL, or Reorganized SCC, as applicable, may operate its business and may use, acquire, or dispose of property and compromise or settle any post-Confirmation Claims, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

L.              Release of Liens, Claims and Equity Interests:  Except as otherwise specifically provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan including, without limitation, the Pension Schemes Settlement Agreement, on the Effective Date and concurrently with the applicable distributions made pursuant to ARTICLE IX hereof, all Claims,

Interests, mortgages, deeds of trust, Liens, pledges or other security interests against the property of any Estate shall be fully released and discharged.

M.         Cancellation of Debt and Equity Interests and Related Obligations:  On the Effective Date, except as otherwise specifically provided for herein: (1) all Equity Interests, the Indentures, the Senior Notes, and any other Certificate, note, instrument, bond, indenture, purchase right, option, warrant, or other documents directly or indirectly evidencing or creating any debt interests in the Debtors, their Affiliates, subsidiaries, and their successors in interests giving rise to any Claim or Interest (except such Certificates, notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan), shall be canceled and discharged solely as to the Debtors, their Affiliates, subsidiaries, and successors in interests and (2) the obligations of the Debtors, their Affiliates, subsidiaries, and successors in interest pursuant, relating, or pertaining to the Indentures, the Senior Notes, any other agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing Equity Interests and any other Certificates, notes, instruments, bonds, indentures, purchase rights, options, warrants, or other documents evidencing or creating any debt interests in the Debtors, their Affiliates, subsidiaries, and their successors in interests (except such agreements or Certificates, notes or other instruments evidencing debt interests of the Debtors that are specifically Reinstated pursuant to the Plan) shall be fully released and discharged; provided, however, that notwithstanding Confirmation, the Indentures, any such other indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (w) allowing Holders to receive distributions under the Plan; (x) allowing and preserving the rights of the Indenture Trustee and any other Servicer to make distributions on account of such Claims as provided in ARTICLE IX; (y) permitting the Indenture Trustee or any other Servicer to maintain any rights and Liens, including the Indenture Trustee Charging Lien, it may have against property other than the Debtors’, Newco’s, or the Reorganized Debtors’ property for fees, costs, and expenses pursuant to such indenture or other agreement; and (z) governing the rights and obligations of non-Debtor parties to such agreements vis-à-vis each other; provided further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors, Newco, or the Reorganized Debtors.  Neither the Debtors, Newco nor the Reorganized Debtors shall have any obligations to any Servicer for any fees, costs, or expenses, except as expressly otherwise provided in the Plan.  Nothing in this section shall be construed to discharge any debt owed by or claims against Non-Debtor Subsidiaries, including Intercompany Claims against or Intercompany Interests in Non-Debtor Subsidiaries, except as otherwise specifically addressed in the Plan.

N.            Employee Benefits:  On the Effective Date, the Debtors’ existing employee benefit policies, plans and agreements that are not identified in the Plan Supplement and have not been terminated by the Debtors prior to the Effective Date shall terminate pursuant to the Plan (but which shall not include, for the avoidance of doubt, the 1983 Pension Scheme,  the 1990 Pension Scheme, or the SCA Pension Plan).  On the Effective Date, all Claims related to such employee benefits shall be deemed satisfied and expunged from the Claims Register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.

O.            Equalization-Related Employee Claim Trust:

1.               Establishment and Purpose of the Equalization-Related Employee Claim Trust:  If necessary, on the Effective Date, Reorganized SCL, acting by the Plan Administrator, will establish the Equalization-Related Employee Claim Trust on behalf of the Equalization-Related Employee Claim Trust Claimants pursuant to the Equalization-Related Employee Claim Trust Deed and shall take all other steps necessary to establish the Equalization-Related Employee Claim Trust.  In accordance with and pursuant to the terms of the Plan and sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code, on the Effective Date, Reorganized SCL, acting by the Plan Administrator, will transfer to the Equalization-Related Employee Claim Trustees all of its rights, title and interests in the Equalization-Related Employee Claim Reserve and the Equalization-Related Employee Claim Trustee Costs Reserve free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien.  The Equalization-Related Employee Claim Trustees shall agree to accept and hold the Equalization-Related Employee Claim Reserve in the Equalization-Related Employee Claim Trust for the benefit of the Equalization-Related Employee Claim Trust Claimants, to be applied for the purposes of and according to the terms of the Equalization-Related Employee Claim Trust and subject to the terms of the Plan and the Equalization-Related Employee Claim Trust Deed.  All parties shall execute any documents or other instruments as necessary.

The Equalization-Related Employee Claim Trustees shall, in an expeditious but orderly manner, distribute Newco Equity or the proceeds thereof from the Equalization-Related Employee Claim Reserve to Equalization-Related Employee Claim Trust Claimants in accordance with the Plan and the Equalization-Related Employee Claim Trust Deed and not unduly prolong the duration of the Equalization-Related Employee Claim Trust.  The Equalization-Related Employee Claim Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Equalization-Related Employee Claim Trust Deed.

The Equalization-Related Employee Claims shall be channeled solely to the Equalization-Related Employee Claim Trust.  The Equalization-Related Employee Claim Trust Deed shall provide that the Equalization-Related Employee Claim Trustees shall cooperate with Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, and/or the Non-Debtor Subsidiaries in any and all such actions and proceedings that may be brought against them directly for recovery of Equalization-Related Employee Claims.

2.               Appointment of the Equalization-Related Employee Claim Trustees:  On the Effective Date and in accordance with the Equalization-Related Employee Claim Trust Deed, the Equalization-Related Employee Claim Trustees will be appointed, and any successor Equalization-Related Employee Claim Trustee thereafter shall be appointed and serve in accordance with the Equalization-Related Employee Claim Trust Deed.  The Equalization-Related Employee Claim Trustees or any successor thereto will administer the Equalization-Related

Employee Claim Trust in accordance with the Equalization-Related Employee Claim Trust Deed.

3.               Distributions; Withholding:  The Equalization-Related Employee Claim Trustees will make distributions to the Equalization-Related Employee Claim Trust Claimants to satisfy the Equalization-Related Employee Claims, if any, accepted by the Equalization-Related Claim Trustees in accordance with the Equalization-Related Employee Claim Trust Deed and the Plan, as applicable.

The Equalization-Related Employee Claim Trustees may withhold from amounts distributable to any Person any and all amounts, determined in the Equalization-Related Employee Claim Trustees’ sole discretion, to be required by the Plan, the Equalization-Related Employee Claim Trust Deed, any law, regulation, rule, ruling, directive, treaty or other governmental requirement.

4.               Funding Trust Expenses:  The Equalization-Related Employee Claim Trustee Costs will be paid to the Equalization-Related Employee Claim Trustees out of the Equalization-Related Employee Claim Trustee Costs Reserve portion of the Equalization-Related Employee Claim Trust.

5.               Discharge of Liabilities:  The transfer to, vesting in and assumption by the Equalization-Related Employee Claim Trustees of the Equalization-Related Employee Claim Reserve as contemplated herein shall, as of the Effective Date, discharge all obligations and liabilities of and bar recovery or any action against the Debtor Releasees and their respective estates, Affiliates, and subsidiaries, for all Equalization-Related Employee Claims against the Debtors, Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, or the Non-Debtor Subsidiaries and their respective estates, Affiliates and subsidiaries, as set forth in the Confirmation Order.

6.               Equalization-Related Employee Claim Trust Indemnification Obligations:  The Equalization-Related Employee Claim Trustees shall be indemnified out of the assets of the Equalization-Related Employee Claim Trust in respect of:

a.               all liabilities and expenses properly incurred by them in the execution of the Equalization-Related Employee Claim Trust or of any powers vested in them relating to the Equalization-Related Employee Claim Trust, other than liabilities and expenses arising as a consequence of fraud and other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner they knew or ought to have known was in breach of trust, or gross negligence; and

b.              all actions, proceedings, costs, expenses, claims, demands, losses, charges, damages, taxes, duties and other liabilities in respect of any matter or thing done or omitted in any way relating to the Equalization-Related Employee Claim Trust, other than liabilities arising as a consequence of fraud or other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner they knew or ought to have known was in breach of trust, or gross negligence.

7.               Limitation on Personal Liability of Equalization-Related Employee Claim Trustees:  For so long as one or more of the JPLs are serving as the Equalization-Related Employee Claim Trustees, any action seeking to hold the Equalization-Related Employee Claim Trustees personally liable for money damages based on any acts or omissions of the Equalization-Related Employee Claim Trustees (in their capacity as such) shall be justiciable solely in the courts of Bermuda.  The Equalization-Related Employee Claim Trustees shall not be personally liable for money damages based on any acts or omissions of the Equalization-Related Employee Claim Trustees (in their capacity as such) except for those damages determined by a final non-appealable order of the courts of Bermuda or, if none of the JPLs are serving as the Equalization-Related Employee Claim Trustees, a court of competent jurisdiction, as arising as a consequence of fraud or other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner the Equalization-Related Employee Claim Trustees knew or ought to have known was in breach of trust or gross negligence.

8.               Investment of Trust Funds:  The Equalization-Related Employee Claim Trustees have the right to invest or apply the assets in the Equalization-Related Employee Claim Trust as if they were absolutely and beneficially entitled to them, except that the Equalization-Related Employee Claim Trustees’ right to invest or apply the assets is restricted to (1) purchasing or subscribing for stocks, shares, debenture stocks, bearer securities or other investments; (2) placing monies on deposit with a bank, insurance company, building society, finance company or local authority; and (3) giving guaranties, indemnities or undertakings.  The Equalization-Related Employee Claim Trustees will not be liable for any loss of, depreciation in or default upon any of the investments, securities, stocks or policies in which all or any part of the Equalization-Related Employee Claim Reserve or the Equalization-Related Employee Claim Trustee Costs Reserve may at any time be invested or applied, or for any delay in the investment or application of all or any part of the Equalization-Related Employee Claim Reserve or the Equalization-Related Employee Claim Trustee Costs Reserve, or for the safety of any securities or documents of title deposited by the Equalization-Related Employee Claim Trustees for safe custody, or for the exercise of any power vested in the Equalization-Related Employee Claim Trustees (and without prejudice to the generality of the foregoing for any waiver of the rights to any dividends attributable to any shares forming part of the Equalization-Related Employee Claim Reserve or Equalization-Related Employee Claim Trustee Costs Reserve, or the negligence or fraud of any agent employed by him or by any other Equalization-Related Employee Claim Trustee), or by reason of any other matter or thing, except that a Equalization-Related Employee Claim Trustee or a director, officer or employee of a corporate trustee shall be liable for any losses arising from: (1) his fraudulent or other dishonest conduct; (2) his knowingly or recklessly acting or omitting to act in a manner which he knew or ought to have known was in breach of trust or (3) gross negligence.

9.               Termination of the Equalization-Related Employee Claim Trust:  On the advice of U.K. counsel regarding the outcome of litigation to determine the status of any Equalization Claim, if the English Court finally determines that an Equalization Claim exists, it is possible that the Equalization-Related Employee Claim Reserve can be substantially reduced or eliminated.

The Equalization-Related Employee Claim Trust will be terminated in accordance with the Equalization-Related Employee Claim Trust Deed.  Upon termination of the

Equalization-Related Employee Claim Trust, (a) any property remaining (not including Newco Equity) shall revert to Reorganized SCL for distributions in accordance with ARTICLE IV.B.10 and ARTICLE IX.B.4 hereof and (b) any Newco Equity remaining shall be canceled.  The duties, responsibilities and powers of the Equalization-Related Employee Claim Trustees will terminate in accordance with the terms of the Equalization-Related Employee Claim Trust Deed.

P.              Creation of Professional Fee Escrow Account:  On the Effective Date, the Plan Administrator shall establish the Professional Fee Escrow Account and reserve an amount necessary to pay all of the Accrued Professional Compensation.

Q.            Preservation of Rights of Action:

1.               Vesting of Causes of Action:  On the Effective Date and in accordance with sections 1123(a)(5)(B) and 1123(b)(3) of the Bankruptcy Code, (a) any Causes of Action that the Debtors may hold against any Entity relating to, arising from, or on account of the Container Interests shall vest in Newco free and clear of all Claims and Interests and (b) any Causes of Action that the Debtors may hold against any Entity relating to, arising from, or on account of the Non-Container Interests shall vest in the Reorganized Debtors free and clear of all Claims and Interests.  Except as otherwise provided in the Plan or Confirmation Order, (a) Newco shall have the right to institute, prosecute, abandon, settle, or compromise, as appropriate, any and all Causes of Action relating to, arising from, or on account of the Container Interests, including, without limitation, such Causes of Action listed in the Plan Supplement as transferred to Newco, whether existing as of the Petition Date or thereafter arising, in its sole discretion and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases and (b) the Reorganized Debtors shall have the right to institute, prosecute, abandon, settle, or compromise, as appropriate, any and all Causes of Action relating to, arising from, or on account of the Non-Container Interests, including, without limitation, such Causes of Action listed in the Plan Supplement as retained by the Reorganized Debtors, whether existing as of the Petition Date or thereafter arising, in their sole discretion and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases; provided, however, any settlement of Causes of Action pursuant to this ARTICLE IV.Q.1 in an amount greater than $2 million shall be subject to notice and a hearing.  Causes of Action relating to, arising from, or on account of the Container Interests and any recoveries therefrom shall remain the sole property of Newco and Holders of Claims shall have no right to any such recovery.

2.               Preservation of All Causes of Action Not Expressly Settled or Released:  Unless a claim or Cause of Action against a Holder of a Claim or Interest or other Entity is expressly waived, relinquished, released, compromised, or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such claim or Cause of Action for later adjudication by (a) Newco if such claim or Cause of Action relates to, arises from, or is on account of the Container Interests or (b) the Reorganized Debtors if such claim or Cause of Action relates to, arises from, or is on account of the Non-Container Interests, including, without limitation, claims and Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), or laches will apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been expressly waived, relinquished, released, compromised, or settled in the Plan or a Final Order.  In addition, Newco or the Reorganized Debtors, as applicable, expressly reserve the right to pursue or adopt any claims or Causes of Action not so waived, relinquished, released, compromised, or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits.  Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase, sale of goods, or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by Newco or the Reorganized Debtors, as applicable, subsequent to the Effective Date and may, to the extent not theretofore expressly waived, relinquished, released, compromised, or settled, be the subject of an action after the Effective Date, whether or not: (a) such Entity has Filed a Proof of Claim against the Debtors in the Chapter 11 Cases; (b) such Entity’s Proof of Claim has been objected to; (c) such Entity’s Claim was included in the Debtors’ Schedules; or (d) such Entity’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as contingent, unliquidated, or Disputed.

R.             Exemption from Certain Transfer Taxes:  Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.  Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan.

ARTICLE V.

EQUALIZATION ESCROW ACCOUNT

A.           Establishment and Purpose of Equalization Escrow Account:  On the Effective Date, Reorganized SCL, acting by the Plan Administrator, shall transfer the Equalization Claim Reserve to the Equalization Escrow Agent.  The Equalization Escrow Agent shall, in an expeditious but orderly manner, distribute Newco Equity or the proceeds thereof from the Equalization Claim Reserve to the 1983 Pension Scheme Trustees

and/or the 1990 Pension Scheme Trustees in accordance with the Plan and the Equalization Escrow Agreement and not unduly prolong its duration.  The Equalization Escrow Account shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Equalization Escrow Account.

The Equalization Claim shall be channeled solely to the Equalization Escrow Account.  The Plan Administrator shall consult from time to time with the ELR regarding the status of the Equalization Escrow Account and distributions thereof, the value of the assets in the Equalization Escrow Account, and any other matter pertaining to the Equalization Escrow Account.

B.             Transfer of Assets to the Equalization Escrow Account:  Reorganized SCL, acting by the Plan Administrator, will establish the Equalization Escrow Account on behalf of the Pension Schemes Trustees pursuant to the Equalization Escrow Agreement and shall take all other steps necessary to establish the Equalization Escrow Account.  On the Effective Date, and in accordance with and pursuant to the terms of the Plan and sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code, Reorganized SCL, acting by the Plan Administrator, will transfer to the Equalization Escrow Agent all of its rights, title and interests in the Equalization Claim Reserve free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien.  The Equalization Escrow Agent shall agree to accept and hold the Equalization Claim Reserve in the Equalization Escrow Account for the benefit of the Pension Schemes Trustees, to be applied for the purposes of and according to the terms of the Equalization Escrow Account and subject to the terms of the Plan and the Equalization Escrow Agreement.  All parties shall execute any documents or other instruments as necessary in connection with the foregoing.

C.             Appointment of the Equalization Escrow Agent:  On the Effective Date and in accordance with the Equalization Escrow Agreement, the Equalization Escrow Agent will be appointed, and any successor Equalization Escrow Agent thereafter (if any) shall be appointed and serve in accordance with the Equalization Escrow Agreement.  The Equalization Escrow Agent or any successor thereto will administer the Equalization Escrow Account in accordance with the Equalization Escrow Agreement.

D.            Distributions; Withholding:  The Equalization Escrow Agent will make distributions to the 1983 Pension Scheme Trustees and/or the 1990 Pension Scheme Trustees to satisfy the amount of any Equalization Claim which has been determined by the Pension Schemes’ actuary in accordance with the Equalization Escrow Agreement, the Pension Schemes Settlement Agreement, and the Plan, as applicable.

E.              Equalization Escrow Account Expenses:  The Equalization Escrow Agent will be reimbursed by Reorganized SCL for the Equalization Escrow Agent Costs in Cash.

F.              Discharge of Liabilities to Holders of Pension Schemes Claims:  The transfer to, vesting in and assumption by the Equalization Escrow Agent of the Equalization Claim Reserve as contemplated herein shall, as of the Effective Date, discharge all obligations and liabilities of and bar recovery or any action against the Debtor Releasees and their respective estates, Affiliates, and subsidiaries, for or in respect of the Equalization Claim against the Debtors, Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, the Non-Debtor Subsidiaries and their respective estates, Affiliates and subsidiaries, the Pension Schemes or the Pension Schemes Trustees as set forth in the Confirmation Order.

If, based on the outcome of the litigation to determine the status of any Equalization Claim, the English Court finally determines that an Equalization Claim exists, the amount of the Allowed Equalization Claim shall be determined by the Pension Schemes’ actuary in accordance with the Pension Schemes Settlement Agreement.  The bases, methods and assumptions (including any relevant legal advice) upon which the actuary has made his determination shall be provided to the Plan Administrator, Newco and the ELR.  The Allowed Equalization Claim shall be added to and treated as if it were part of the Allowed Pension Schemes Unsecured Claims.

No later than 10 Business Days after receipt of the determination of the Allowed Equalization Claim, the Plan Administrator shall calculate the shares of Newco Equity to be distributed on account of the Allowed Equalization Claim and shall provide such calculation, including the assumptions underlying such calculation, to the Pension Schemes Trustees, Newco, and the ELR.  If no party objects within five Business Days of receipt of the calculation, the Plan Administrator shall certify the number of shares of Newco Equity to the Equalization Escrow Agent who shall promptly distribute those shares to the Holders of the Allowed Equalization Claim.  If there is a dispute regarding the Plan Administrator’s calculation, the Plan Administrator shall certify the undisputed portion to the Equalization Escrow Agent, which shares shall immediately be distributed, and the Plan Administrator and the disputing party will use their best reasonable endeavors to resolve the dispute as promptly as possible.  In the event they cannot resolve any such dispute within 10 Business Days of the original notification to the Plan Administrator of a dispute, the parties shall seek a hearing in the Bankruptcy Court as soon as possible to make a determination on the amount of shares of Newco Equity to be distributed on account of the Allowed Equalization Claim as determined by the Pension Schemes’ actuary.

For the avoidance of doubt, this ARTICLE V.F is subject to the provisions of ARTICLE III.G.2 and ARTICLE IV.I.

G.             Closing of the Equalization Escrow Account:  The Equalization Escrow Account will be closed in accordance with the Equalization Escrow Agreement.  At the time the Equalization Escrow Account is closed, (1) any residual value in the Equalization Escrow Account will be transferred to the Equalization-Related Employee Claim Reserve; provided, however, the maximum value of Newco Equity transferred to the Equalization-Related Employee Claim Reserve shall not exceed $19.6 million and (2) to the extent any Newco Equity remains after satisfaction of (1), such Newco Equity will be canceled.  The duties, responsibilities and powers of the Equalization Escrow Agent will terminate in accordance with the terms of the Equalization Escrow Agreement.

ARTICLE VI.

NON-DEBTOR SUBSIDIARY TRUST

A.           Establishment and Purpose of the Non-Debtor Subsidiary Trust:  On the Effective Date, Reorganized SCL, acting by the Plan Administrator, shall transfer the Non-Debtor Subsidiary Reserve and the Non-Debtor Subsidiary Trustee Costs Reserve to the Non-Debtor Subsidiary Trustees.  The Non-Debtor Subsidiary Trustees shall, in an expeditious but orderly manner, distribute Newco Equity or the proceeds thereof and Cash from the Non-Debtor Subsidiary Reserve to Non-Debtor Subsidiary Trust Claimants in accordance with the Plan and the Non-Debtor Subsidiary Trust Deed and not unduly prolong its duration.  The Non-Debtor Subsidiary Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Non-Debtor Subsidiary Trust Deed.

B.             Transfer of Assets to the Non-Debtor Subsidiary Trust:  Reorganized SCL, acting by the Plan Administrator, will establish the Non-Debtor Subsidiary Trust on behalf of the Non-Debtor Subsidiary Trust Claimants pursuant to the Non-Debtor Subsidiary Trust Deed and shall take all other steps necessary to establish the Non-Debtor Subsidiary Trust.  On the Effective Date, and in accordance with and pursuant to the terms of the Plan and sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code, Reorganized SCL, acting by the Plan Administrator, will transfer to the Non-Debtor Subsidiary Trustees all of its rights, title and interests in the Non-Debtor Subsidiary Reserve and the Non-Debtor Subsidiary Trustee Costs Reserve free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien.  The Non-Debtor Subsidiary Trustees shall agree to accept and hold the Non-Debtor Subsidiary Reserve in the Non-Debtor Subsidiary Trust for the benefit of the Non-Debtor Subsidiary Trust Claimants, subject to the terms of the Plan and the Non-Debtor Subsidiary Trust Deed.  All parties shall execute any documents or other instruments as necessary to cause title to the Non-Debtor Subsidiary Reserve and the Non-Debtor Subsidiary Trustee Costs Reserve to be transferred to the Non-Debtor Subsidiary Trustees.

C.             Appointment of the Non-Debtor Subsidiary Trustees:  On the Effective Date and in accordance with the Non-Debtor Subsidiary Trust Deed, Non-Debtor Subsidiary Trustees will be appointed and, thereafter, as approved by order of the Bermuda Court, any successor Non-Debtor Subsidiary Trustee shall be appointed and serve in accordance with the Non-Debtor Subsidiary Trust Deed.  In lieu of two individual Non-Debtor Subsidiary Trustees, a corporate trustee may act as the sole Non-Debtor Subsidiary Trustee if duly appointed pursuant to the Non-Debtor Subsidiary Trust Deed.  The Non-Debtor Subsidiary Trustees or any successor thereto will administer the Non-Debtor Subsidiary Trust in accordance with the Non-Debtor Subsidiary Trust Deed.

D.            Distributions; Withholding:  The Non-Debtor Subsidiary Trustees will make distributions to the Non-Debtor Subsidiary Trust Claimants to satisfy Non-Debtor Subsidiary Third Party Claims accepted by the Non-Debtor Subsidiary Trustees in accordance with the Non-Debtor Subsidiary Trust Deed and the Plan, as applicable.  The Non-Debtor Subsidiary Trustees may withhold from amounts distributable to any Person any and all amounts, determined in the Non-Debtor Subsidiary Trustees’ sole discretion, to be required by the Plan, the Non-Debtor Subsidiary Trust Deed, any law, regulation, rule, ruling, directive, treaty or other governmental requirement.

E.              Trust Expenses:  The Non-Debtor Subsidiary Trustee Costs will be paid to the Non-Debtor Subsidiary Trustees out of the Non-Debtor Subsidiary Trustee Costs Reserve portion of the Non-Debtor Subsidiary Trust.

F.              Non-Debtor Subsidiary Indemnification Obligations:  The Non-Debtor Subsidiary Trustees shall be indemnified out of the assets of the Non-Debtor Subsidiary Trust in respect of:

1.               all liabilities and expenses properly incurred by them in the execution of the Non-Debtor Subsidiary Trust or of any powers vested in them relating to the Non-Debtor Subsidiary Trust, other than liabilities and expenses arising as a consequence of fraud and other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner they knew or ought to have known was in breach of trust, or gross negligence; and

2.               all actions, proceedings, costs, expenses, claims, demands, losses, charges, damages, taxes, duties and other liabilities in respect of any matter or thing done or omitted in any way relating to the Non-Debtor Subsidiary Trust, other than liabilities arising as a consequence of fraud or other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner they knew or ought to have known was in breach of trust, or gross negligence.

G.             Limitation on Personal Liability of Non-Debtor Subsidiary Trustees:  For so long as one or more of the JPLs are serving as the Plan Administrator, any action seeking to hold the Non-Debtor Subsidiary Trustees personally liable for money damages based on any acts or omissions of the Non-Debtor Subsidiary Trustees (in their capacity as such) shall be justiciable solely in the courts of Bermuda.  The Non-Debtor Subsidiary Trustees shall not be personally liable for money damages based on any acts or omissions of the Non-Debtor Subsidiary Trustees (in their capacity as such) except for those damages determined by a final non-appealable order of the courts of Bermuda or, if none of the JPLs are serving as the Non-Debtor Subsidiary Trustees, a court of competent jurisdiction, as arising as a consequence of fraud or other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner the Non-Debtor Subsidiary Trustees knew or ought to have known was in breach of trust or gross negligence.

H.            Investment of Trust Funds:  The Non-Debtor Subsidiary Trustees have the right to invest or apply the assets in the Non-Debtor Subsidiary Trust as if they were absolutely and beneficially entitled to them, except that the Non-Debtor Subsidiary Trustees’ right to invest or apply the assets is restricted to (1) purchasing or subscribing for stocks, shares, debenture stocks, bearer securities or other investments; (2) placing monies on deposit with a bank, insurance company, building society, finance company or local authority; and (3) giving guaranties, indemnities or undertakings.  The Non-Debtor Subsidiary Trustees will not be liable for any loss of, depreciation in or default upon any of the investments, securities, stocks or policies in which all or any part of the Non-Debtor Subsidiary Reserve or the Non-Debtor Subsidiary Trustee Costs Reserve may at any time be invested or applied, or for any delay in the investment or application of all or any part of the Non-Debtor Subsidiary Reserve or the Non-Debtor Subsidiary Trustee Costs Reserve, or for the safety of any securities or documents of title deposited by the Non-Debtor Subsidiary Trustees for safe custody, or for the exercise of any power vested in the Non-Debtor Subsidiary Trustees (and without prejudice to the generality of the foregoing for any waiver of the rights to any dividends attributable to any shares forming part of the Non-Debtor Subsidiary Reserve or Non-Debtor Subsidiary Trustee Costs Reserve, or the negligence or fraud of any agent employed by him or by any other Non-Debtor Subsidiary Trustee), or by reason of any other matter or thing, except that a Non-Debtor Subsidiary Trustee or a director, officer or employee of a corporate trustee shall be liable for any losses arising from: (1) his fraudulent or other dishonest conduct; (2) his knowingly or recklessly acting or omitting to act in a manner which he knew or ought to have known was in breach of trust or (3) gross negligence.

I.                 Termination of the Non-Debtor Subsidiary Trust:  On the earlier of: (1) December 31, 2010 or (2) the date falling two days after the date on which each Non-Debtor Subsidiary Trust Claimant has received its proportion of the Non-Debtor Subsidiary Reserve required to satisfy all of its Non-Debtor Subsidiary Third Party Claims, the Non-Debtor Subsidiary Trust will be terminated.  Upon termination of the Non-Debtor Subsidiary Trust, (a) any property remaining (not including Newco Equity) shall revert to Reorganized SCL for distributions in accordance with ARTICLE IV.B.10 and ARTICLE IX.B.4 hereof and (b) any Newco Equity remaining shall be canceled.  The duties, responsibilities and powers of the Non-Debtor Subsidiary Trustees will terminate in accordance with the terms of the Non-Debtor Subsidiary Trust Deed.

ARTICLE VII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.           Assumption and Rejection of Executory Contracts and Unexpired Leases:

1.               Rejection of Executory Contracts and Unexpired Leases:  Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (a) is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement; (b) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (c) is the subject of a motion to assume or reject pending as of the Effective Date; (d) is an Executory Contract related to any Intercompany Claim; or (e) is otherwise assumed pursuant to the terms herein; provided, however, that the Services Agreement will continue in effect through the Effective Date without being assumed or rejected; provided further that the Pension Schemes Settlement Agreement shall govern with respect to all obligations between and among the Debtors and the Pension Schemes or the Pension Schemes Trustees, as the case may be.

The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.  Non-Debtor parties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 502(g) of the Bankruptcy Code; provided that the Non-Debtor parties must comply with ARTICLE VII.B herein.

Further, the Plan Supplement will contain a schedule of “Rejected Executory Contracts and Unexpired Leases;” provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the bankruptcy Court, and not listed in the schedule of “Rejected Executory Contracts and Unexpired Leases” will be rejected on the Effective Date, notwithstanding its exclusion from such schedule.  Each contract and lease listed on the schedule of “Rejected Executory Contracts and Unexpired Leases” will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease.

2.               Assumption of Executory Contracts and Unexpired Leases:  On the Effective Date, the Reorganized Debtors shall assume all of the Executory Contracts and Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement and all Indemnification Obligations; provided, however, that if either of the Creditors’ Committees provides written notice to the Debtors of its objection to the inclusion of one or more Executory Contracts or Unexpired Leases on the schedule of “Assumed Executory Contracts and Unexpired Leases” or to the Debtors’ proposed Cure Claim, then such contracts or leases may only be assumed by the Debtors by motion brought upon appropriate notice and opportunity to object.  With respect to each such Executory Contract and Unexpired Lease listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement, the Debtors shall have designated a proposed amount of the Cure Claim, and the assumption of such Executory Contract and Unexpired Lease may be conditioned upon the disposition of all issues with respect to such Cure Claim.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

a.               Modification of Executory Contracts and Unexpired Leases Containing Equity Ownership Restrictions:  Each Executory Contract and Unexpired Lease to be assumed under the Plan includes any modifications, amendments, supplements, restatements, or other agreements that in any manner affects such contract or lease, unless any such modification, amendment, supplement, restatement, or other agreement is rejected pursuant hereunder.

b.              Proofs of Claim Based on Executory Contracts or Unexpired Leases that Have Been Assumed:  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except Proofs of Claim asserting Cure Claims, pursuant to the order approving such assumption, including the Confirmation Order, shall be deemed disallowed and expunged from the Claims Register as of the Effective Date without any further notice to or action, order or approval of the Bankruptcy Court.

3.               Assignment of Executory Contracts and Unexpired Leases to Newco:  On the Effective Date, except to the extent otherwise determined by the Debtors, all Executory Contracts and Unexpired Leases related to the Container Interests shall be automatically assumed and assigned to Newco pursuant to sections 365(f) and 1123 of the Bankruptcy Code, notwithstanding any restrictions on such assumption and assignment, and the Confirmation Order shall specifically provide for the approval of such assignments.

B.             Claims Based on Rejection of Executory Contracts or Unexpired Leases:  Notwithstanding anything in the Bar Date Order or the Employee Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease, including pursuant hereto, gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, Newco, their respective successors or their respective properties unless a Proof of Claim is Filed and served on the Plan Administrator no later than 30 days after the Effective Date.  All Allowed Claims arising from the rejection or repudiation of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as Other Unsecured Claims against the applicable Debtor and shall be treated in accordance with ARTICLE III.B.3 and ARTICLE III.B.5.

C.             Cure of Defaults for Executory Contract and Unexpired Leases Assumed Pursuant to the Plan:  With respect to any Executory Contract or Unexpired Lease to be assumed pursuant hereto, all Cure Claims will be satisfied at the option of the Debtors or their assignee, if any, by payment of the Cure Claim in Cash on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the parties to each such Executory Contract or Unexpired Lease may otherwise agree without any further notice to or action, order or approval of the Bankruptcy Court.

Requests for payment of Cure Claims with respect to any Executory Contract or Unexpired Lease to be assumed pursuant hereto must be Filed and served on the Debtors or Newco no later than 30 days after the Effective Date.  Holders of Cure Claims that do not File and serve such a request by such date shall be forever barred, estopped, and enjoined from asserting such Cure Claims against the Debtors, Reorganized SCL, Reorganized SCSL, Reorganized SCC, Newco, or their respective property, and such Cure Claims shall be deemed discharged as of the Effective Date.

In the event of a dispute regarding:  (1) the amount of any Cure Claim; (2) the ability of Newco or any assignee, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under such Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption or assumption and assignment of such Executory Contract or Unexpired Lease, the payment of any Cure Claim will be made following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contract or Unexpired Lease; provided, however, that Newco or any assignee, as applicable, may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order or approval of the Bankruptcy Court.

For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Debtor assuming such contract may cure any monetary default: (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through adjusting an intercompany account balance accordingly in lieu of payment in Cash.

D.            Reservation of Rights:  Neither the exclusion nor inclusion of any contract or lease by the Debtors on any Exhibit to the Plan, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtors or Newco, or their respective Affiliates, have any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, then the Debtors will have 30 days following entry of a Final Order resolving such dispute to amend their decision to assume or reject such contract or lease.

The Debtors, Reorganized SCL, Reorganized SCSL, Reorganized SCL, and Newco reserve the right, upon five Business Days’ notice to the Creditors’ Committees, to alter, amend, modify, or supplement the schedule of “Assumed Executory Contracts and Unexpired Leases” and “Rejected Executory Contracts and Unexpired Leases” until and including the Effective Date, or as otherwise provided by court order.  The Creditors’ Committees will be deemed to have reserved their right to object to any proposed amendments, alterations, modifications or supplements to the schedules of “Assumed Executory Contracts and Unexpired Leases” and “Rejected Executory Contracts and Unexpired Leases” until the date that is five Business Days after receipt of the notice described in ARTICLE VII.D.

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED

CLAIMS

A.           Allowance of Claims and Interests:  After the Effective Date, Newco, the Reorganized Debtors, or the Plan Administrator, as applicable, shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately prior to the Effective Date, including the Causes of Action referenced in ARTICLE IV.Q.  Except as expressly provided herein, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under ARTICLE I.A.22 herein or the Bankruptcy Code.

B.             Claims and Interests Administration Responsibilities:  Except as otherwise specifically provided herein, after the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Plan Administrator shall have authority to File, withdraw, or litigate to judgment, objections to any and all Claims.  From and after the Effective Date, the Plan Administrator may compromise or settle any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; provided, however, any settlements of any Disputed Claim in an amount greater than $2 million shall be subject to notice and a hearing.  The Plan Administrator shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.             Estimation of Claims and Interests:  Before the Effective Date, the Debtors, and after the Effective Date, the Plan Administrator may at any time request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided, however, the foregoing provision does not apply to the Equalization Claim, which shall be determined according to the Plan and the Pension Schemes Settlement Agreement.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

D.            Expungement or Adjustment to Claims Without Objection:  Any Claim that has been paid, satisfied, superseded, or compromised in full may be expunged on the Claims Register by the Plan Administrator, and any Claim that has been amended may be adjusted thereon by the Plan Administrator, in both cases without a claims objection having to be Filed and without any further notice to or action, order, or approval by the Bankruptcy Court.  Further, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, the Plan Administrator, Reorganized SCL, Reorganized SCSL, or Reorganized SCC, on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the Plan Administrator, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution hereunder.  Beginning on the end of the first full calendar quarter that is at least 90 days after the Effective Date, the Plan Administrator shall File every calendar quarter a list of all Claims that have been paid, satisfied, superseded or amended during such prior calendar quarter.

The 1990 Pension Scheme Trustees have made demands for the payment of Section 75 Debts due from two non Affiliate Participating Employers of the 1990 Pension Scheme and may also make future demands for payment against other non Affiliate Participating Employers for a Section 75 Debt.  Such claims may give rise to an indemnity claim against the Debtors or Non-Debtor Subsidiaries.  Notwithstanding anything contained in this ARTICLE VIII.D, if any such non Affiliate Participating Employer makes a payment to the 1990 Pension Scheme or the 1990 Pension Scheme Trustees, as the case may be, in respect of such Section 75 Debts, the Allowed 1990 Pension Scheme Unsecured Claim will be reduced on a U.K. pound-for-pound basis by any net amount received by the 1990 Pension Scheme or the 1990 Pension Scheme Trustees, as the case may be, after deducting for costs of recovery.  Any distributions previously received on account of the Allowed 1990 Pension Scheme Unsecured Claim shall be recalculated on the basis of the reduced Allowed 1990 Pension Scheme Unsecured Claim and the 1990 Pension Scheme or the 1990 Pension Scheme Trustees, as the case may be, shall transfer any incremental excess of such distribution to Reorganized SCL for distribution in accordance with ARTICLE IX.B.4 hereof.  For the avoidance of doubt, nothing herein shall compromise, reduce, discharge or otherwise affect the Section 75 Debt claims of the 1990 Pension Scheme or the 1990 Pension Scheme Trustees, as the case may be, against such non Affiliate Participating Employers.

E.              No Interest:  Unless otherwise specifically provided for in the Plan or agreed to by the Debtors, the Confirmation Order, the DIP Facility, or a postpetition agreement in writing between the Debtors and a Holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

F.              Disallowance of Claims or Interests:  The Debtors or the Plan Administrator, as applicable, shall retain all rights to commence and pursue any and all avoidance actions and other litigation under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code.  Any and all Claims held by Entities from which property is recoverable by the Plan Administrator under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Plan Administrator allege is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claim until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Plan Administrator.

EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF

SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A BANKRUPTCY COURT ORDER.

G.             Amendments to Claims:  On or after the later of the Effective Date or the applicable deadline set by the Bankruptcy Court, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Plan Administrator, and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval by the Bankruptcy Court.

ARTICLE IX.

PROVISIONS GOVERNING DISTRIBUTIONS

A.           Distributions on Account of Claims and Interests Allowed as of the Effective Date:  Except as otherwise provided herein, a Final Order, or as agreed to by the relevant parties, on the Distribution Date, the Plan Administrator shall make initial distributions under the Plan on account of Allowed Claims on or before the Effective Date, including a Pro Rata distribution to the Equalization Claim Reserve; provided, however, that Allowed Priority Tax Claims, unless otherwise agreed, shall be paid (a) in full in Cash on the Distribution Date; (b) Cash or Cash Equivalents in an amount agreed to by the Debtors or the Plan Administrator, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date.

B.             Distributions on Account of Claims Allowed After the Effective Date or Assets Realized After the Effective Date:

1.               Payments and Distributions on Disputed Claims and Interests:  Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties, distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes Allowed; provided, however, that Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date, unless otherwise agreed, shall be paid (a) in full in Cash on the Distribution Date; (b) Cash or Cash Equivalents in an amount agreed to by the Debtors or the Plan Administrator, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date.

2.               Special Rules for Distributions to Holders of Disputed Claims:  Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or a until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and the Claims have been Allowed (or admitted under the Bermuda Scheme of Arrangement); and (c) the Plan Administrator shall maintain a segregated, limited purpose reserve account for any distributions held back on account of Disputed Claims; for the avoidance of doubt, the foregoing rules will not apply to Claims relating to the Pension Schemes Settlement Agreement.  In the event that there are Disputed Claims requiring adjudication and resolution, the Plan Administrator shall establish appropriate reserves for potential payment of such Claims.  Subject to ARTICLE IX.C.5, all distributions made pursuant to the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class or Holders of Admitted Non-Plan Third Party Claims.

3.               Disputed Claims Reserve:  On the Effective Date, the Plan Administrator shall maintain in reserve Newco Equity as the Disputed Claims Reserve to pay Holders of Allowed Claims pursuant to the terms of the Plan and the Bermuda Scheme of Arrangement.  The amount of Newco Equity withheld as a part of the Disputed Claims Reserve for the benefit of a Holder of a Disputed Claim shall be equal to the number of shares the Plan Administrator estimates is necessary to satisfy the distributions required to be made pursuant to the Plan when each Disputed Claim is ultimately determined to be an Allowed Claim or is disallowed.  Notwithstanding anything in the applicable Holder’s Proof of Claim, Bermuda Scheme Claim Form, or otherwise to the contrary, the Holder of a Disputed Claim shall not be entitled to receive or recover a distribution under the Plan on account of a Claim in excess of the amount: (a) stated in the Holder’s Proof of Claim, if any, or Bermuda Scheme Claim Form, if held by a Non-Plan Third Party Creditor, as of the Distribution Record Date; or (b) if the Claim is contingent or unliquidated as of the Distribution Record Date, the amount that the Plan Administrator elects to withhold on account of such claim in the Disputed Claims Reserve.  As Disputed Claims are Allowed or become Admitted Non-Plan Third Party Claims, the Plan Administrator shall distribute, in accordance with the terms of the Plan, Newco Equity to Holders of Allowed SCL Other Unsecured Claims and Holders of Admitted Non-Plan Third Party Claims, and cancel any Newco Equity remaining accordingly.

4.               Distributions for Assets Realized After the Effective Date:  Subject to repayment of any claims entitled to priority under the liquidation of Reorganized SCL, payment of the Plan Administrator Costs and the Post-Emergence Costs, and satisfaction of the Newco Repatriation Note, as Reorganized SCL receives property that: (a) reverts upon termination of the Non-Debtor Subsidiary Trust, the Equalization-Related Employee Claim Trust, or the Professional Fee Escrow Account; (b) remains unclaimed or undistributed from the SCSL Unsecured Distribution; (c) reverts after the repatriation of cash from, or the liquidation or similar processes of, each of the Non-Debtor Subsidiaries; or (d) reverts as a result of the Plan Administrator’s pursuit of Causes of Action relating to, arising from, or on account of the Non-Container Interests, the Plan Administrator shall distribute, in accordance with the terms of the Plan, such property to Holders of Allowed Claims entitled to Pro Rata distributions from the SCL Unsecured Distribution, including a Pro Rata distribution to the Equalization Claim Reserve, to the extent the Equalization Escrow Account has not yet closed.

C.             Delivery of Distributions

1.               Record Date for Distributions:  On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions pursuant to this ARTICLE IX shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date.  Notwithstanding the foregoing, if a Claim, other than one based on a publicly traded Certificate, is transferred twenty or fewer days before the Distribution Record Date, the Plan Administrator shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.               Plan Administrator and Distributions by Servicers:  The Plan Administrator shall make all distributions required under the Plan, except that distributions to Holders of Allowed Claims governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement.

The Debtors or the Plan Administrator, as applicable, shall pay to the Servicers all reasonable and documented fees and expenses of the Servicers without the need for any approvals, authorizations, actions or consents of the Bankruptcy Court.  The Servicers shall submit detailed invoices to the Debtors or the Plan Administrator, as applicable, for all fees and expenses for which the Servicer seeks reimbursement and the Debtors or the Plan Administrator, as applicable, shall object in writing to those fees and expenses, if any, that they deem to be unreasonable.  In the event that the Debtors or the Plan Administrator, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Servicer’s invoice, the Debtors or the Plan Administrator, as applicable, and such Servicer shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses.  In the event that the Debtors or the Plan Administrator, as applicable, and a Servicer are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

3.               Delivery of Distributions in General:  Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by the Plan Administrator or a Servicer, as appropriate: (a) to the signatory set forth on any of the Proofs of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Plan Administrator after the date of any related Proof of Claim; (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Plan Administrator has not received a written notice of a change of address; (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; or (e) to the signatory set forth on any Bermuda Scheme Claim Form filed by the holder or other representative identified therein (or the last known address of such holder if the Debtors have been notified in writing of a change of address).  The Debtors and the Plan Administrator, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

4.              Delivery of Distributions to Indenture Trustee:  Consistent with Bankruptcy Rule 3003(c), the Debtors shall recognize the Proofs of Claim filed by the Indenture Trustee in respect of the Senior Notes. Accordingly, any Claim, proof of which is filed by the registered or Beneficial Holder of any Senior Note, may be disallowed as duplicative of the Claim of the Indenture Trustee, without need for further action or Bankruptcy Court order. The Distributions to be made under the Plan to Holders of Senior Notes shall be made to the Indenture Trustee, which, subject to the right of the Indenture Trustee to assert its Indenture Trustee Charging Lien against the Distributions, shall transmit the Distributions to the Holders of such Senior Notes. All payments to Holders of Senior Notes shall only be made to such Holders after the surrender by each such Holder of the Senior Note Certificates, or in the event that such Certificate is lost, stolen, mutilated or destroyed, upon the holder’s compliance with the requirements set forth in ARTICLE IX.C.12. Upon surrender of such Senior Note Certificates, the Indenture Trustee shall cancel and destroy such Senior Notes. As soon as practicable after surrender of Senior Note Certificates, the Indenture Trustee shall distribute to the holder thereof such Holders’ Pro Rata share of the Distribution, but subject to the rights of the Indenture Trustee to assert its Indenture Trustee Charging Lien against such Distribution.

5.              Accrual of Dividends, Voting and Other Rights:  For purposes of determining the accrual of dividends or other rights after the Effective Date, the Newco Equity (including Newco Equity held in the Equalization Escrow Account) shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed even though the Plan Administrator shall not pay any such dividends or distribute such other rights until distributions of the Newco Equity actually take place.

The Plan Administrator and the Equalization Escrow Agent shall agree to abstain from voting any shares of Newco Equity held by them until such shares are distributed or otherwise canceled under the Plan. Newco Equity held by the Plan Administrator or the Equalization Escrow Agent shall not be counted for purposes of determining the presence of a quorum at any shareholder meeting or for any other purpose.

6.              Compliance Matters:  In connection with the Plan, to the extent applicable, the Plan Administrator shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Plan Administrator shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms it believes are reasonable and appropriate. The Plan Administrator reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

7.              Foreign Currency Exchange Rate:  Except as otherwise provided in the Plan, the Pension Schemes Settlement Agreement, or a Bankruptcy Court order, as of the Effective Date,

any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Monday, October 16, 2006, as quoted at 4:00 p.m. (EDT), mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on October 17, 2006. For the avoidance of doubt, (a) the exchange rate for Pounds shall be £1 = $1.8614; (b) the exchange rate for Euros shall be €1 = $1.2532; and (c) the exchange rate for Australian dollars shall be AU$1 = US$0.7544.

8.              De Minimis, Undeliverable, and Unclaimed Distributions:

a.              Fractional and De Minimis Distributions:  Notwithstanding any other provision of the Plan, the Plan Administrator shall not be required to make distributions or payments of less than $50 (whether Cash or otherwise). Further, the Plan Administrator shall not be required to make a distribution to any Holder of an Allowed Claim if the amount to be distributed to such Holder on a particular Periodic Distribution Date would not constitute a final distribution to such Holder and is or has a value less than $100. The Plan Administrator shall not be required to distribute fractional shares of Newco Equity, but is permitted to round to the nearest whole share, with half shares or less being rounded down; provided that each time shares are rounded down, one share of Newco Equity will be canceled.

b.             Undeliverable Distributions:  If any distribution to a Holder of an Allowed Claim is returned to the Plan Administrator as undeliverable, no further distributions shall be made to such Holder unless and until the Plan Administrator is notified in writing of such Holder’s then-current address, at which time all currently due missed distributions shall be made to such Holder on the next Periodic Distribution Date. Undeliverable distributions shall remain in the possession of the Plan Administrator until such time as a distribution becomes deliverable, or such distribution reverts to Reorganized SCL or is canceled pursuant to ARTICLE IX.C.8.c. Undeliverable distributions shall not be entitled to any interest, dividends, or other accruals of any kind.

c.              Reversion:  Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution (i) shall revest in Reorganized SCL for distribution in accordance with ARTICLE IV.B.10 and ARTICLE IX.B.4 hereof and (ii) to the extent such Unclaimed Distribution is Newco Equity, shall be deemed canceled. Upon such revesting, the Claim of any Holder or its successors with respect to such property shall be canceled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. This ARTICLE IX.C.8.c shall apply with equal force whether such distributions are issued by the Plan Administrator or made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to Holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized Holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.

9.              Manner of Payment Pursuant to the Plan:  Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Plan Administrator by check or by wire transfer. Checks issued by the Plan Administrator or applicable Servicer on account of Allowed Claims shall be null and void if not negotiated within ninety days after issuance, but may be requested to be reissued until the distribution revests in the Plan Administrator pursuant to ARTICLE IX.C.8.c. The Debtors or the Plan Administrator, as applicable, may agree with any Holder of an Allowed Claim that is to receive Newco Equity under the Plan to satisfy such Allowed Claim with Cash generated from the sale of Newco Equity. Subject to applicable law, the Plan Administrator or one or more third-party brokers or dealers, may effectuate such sales of Newco Equity, and such Newco Equity sold shall be entitled to the exemption set forth in ARTICLE IV.B.2.a.

10.        Letter of Transmittal to Holders of Senior Notes:  As soon as practicable after the Effective Date, the Debtors with the cooperation of the Indenture Trustee shall send a letter of transmittal to each Holder of a Senior Note, advising such Holder of the effectiveness of this Plan and providing instructions to such Holder to effect the exchange of its Senior Notes for the Distributions to be made pursuant to this Plan. Delivery of any Senior Note will be effected, and risk of loss and title thereto shall pass, only upon delivery of such Senior Note to the Indenture Trustee in accordance with the terms and conditions of such letter of transmittal, such letter of transmittal to be in such form and have such other provisions as the Debtors may reasonably request.

11.        Surrender of Canceled Instruments or Securities:  On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a Certificate shall surrender such Certificate to the Plan Administrator or a Servicer (to the extent the relevant Claim or Interest is governed by an agreement and administered by a Servicer), or to the Indenture Trustee for Holders of Senior Notes in accordance with ARTICLE IX.C.4. Such Certificate shall be canceled solely with respect to the Debtors and their Affiliates, subsidiaries, and successors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. No distribution of property pursuant to the Plan shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Plan Administrator or the Servicer, as applicable, or the unavailability of such Certificate is reasonably established to the satisfaction of the Plan Administrator or the Servicer, as applicable, pursuant to the provisions of ARTICLE IX.C.12. Any Holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Plan Administrator or the Servicer prior to the first anniversary of the Effective Date, shall have its Claim or Interest discharged with no further action, be forever barred from asserting any such Claim or Interest against Newco or its property, be deemed to have forfeited all rights, Claims, and Interests with respect to such Certificate, and not participate in any distribution under the Plan; provided further that all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to Newco, notwithstanding any federal or state escheat, abandoned, or unclaimed property law to the contrary. Notwithstanding anything contained herein, this ARTICLE IX.C.11 shall not apply to any Claims Reinstated pursuant to the terms of the Plan.

12.        Lost, Stolen, Mutilated, or Destroyed Debt Securities:  Any Holder of Allowed Claims evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Plan Administrator or Servicer, if applicable, an affidavit of loss acceptable to the Plan Administrator or Servicer setting forth the unavailability of the Certificate, and such additional indemnity as may be required reasonably by the Plan Administrator or Servicer to hold the Plan Administrator or Servicer harmless from any damages, liabilities, or costs incurred in treating such Holder as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of an Allowed Claim evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such Holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.

D.           Setoff:  The Plan Administrator may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), any claims, rights and Causes of Action of any nature that any of the Reorganized Debtors may hold against the Holder of any such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder constitutes a waiver or release by the Plan Administrator of any such claims, rights and Causes of Action that the Reorganized Debtors may possess against any such Holder. For the avoidance of doubt, the Plan Administrator’s foregoing right of setoff shall not apply to the Allowed Pension Schemes Unsecured Claims, the Allowed Pension Schemes Administrative Claims, the Allowed Equalization Claim, or the Equalization Determination Costs, except to the extent that the Pension Schemes Trustees recover value from former Participating Employers.

ARTICLE X.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.          Compromise and Settlement of Claims and Controversies:  The allowance, classification, and treatment of all Allowed Claims and the respective distributions and treatments hereunder take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) and (c) of the Bankruptcy Code, or otherwise. As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant hereto. Pursuant to section 510 of the Bankruptcy Code, the Plan Administrator reserves the right to seek to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto; provided, however, that the Plan Administrator shall not have the right to reclassify the Allowed Senior Note Claims, the Allowed Papenburger Claims, the Allowed Pension Schemes Unsecured Claims, the Allowed Pension Schemes Administrative Claims, the Allowed Equalization Claim, or the Equalization Determination Costs. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of such an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of this Plan, and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Plan Administrator may compromise and settle Claims against the Reorganized Debtors and Causes of Action against other Entities.

B.           Releases by the Debtors:  Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration provided by each of the Debtor Releasees, including, without limitation: (1) the discharge of debt and all other good and valuable consideration paid pursuant hereto or otherwise; and (2) the services of the Debtor Releasees in facilitating the expeditious implementation of the transactions contemplated hereby, on the Effective Date and effective as of the Effective Date, the Debtor Releasees are deemed released and discharged by each of the Debtors and the Estates from any and all claims, obligations, rights, suits, damages, Causes of Action, those Claims or actions set forth in ARTICLE VIII.F, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, currently existing or hereafter arising, in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, that the Debtors or Newco, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of any of the Debtors or any of their Estates, and further including those based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Debtor Releasees, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, the Pension Schemes Settlement Agreement or related agreements, instruments, or other documents, including, without limitation, the GE SeaCo Framework Agreement and the GE SeaCo Definitive Settlement Documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place, in each case to the extent incurred on or prior to the Effective Date, other than in each case claims or liabilities arising out of or relating to any act or omission of a Debtor Releasees that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person, and in a manner such Debtor Releasee reasonably believed to be in the best interests of the Debtors (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence; provided, however, that the foregoing “Debtor Release” shall not operate to release any claims, obligations, Causes of Action, or liabilities against any advisor (including, but not limited to, actuaries, attorneys, professional advisors, financial advisors, and consultants), or any director or officer, with a duty to or whom may otherwise be liable to the Debtors in respect of acts or omissions as of or prior to, October 15, 2006, based on or relating to, or in any manner arising from, or in connection with the potential Equalization Claim, the potential Equalization-Related Employee Claims, Equalization Determination Costs, and any costs incurred or funded by SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct, and determination of the potential Equalization Claim and the potential Equalization-Related Employee Claims.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Debtor Releasees, a good faith settlement and compromise of the claims released by the Debtor Release; (2) in the best interests of the Debtors and all Holders of Claims; (3) fair, equitable and reasonable; and (4) approved after due notice and opportunity for hearing; and (5) a bar to any of the Debtors or Reorganized SCL asserting any claim released by the Debtor Release against any of the Debtor Releasees.

C.           Third Party Releases:  As of the Effective Date, in consideration for the obligations of the Debtors and the Debtor Releasees under the Plan and the Cash, Cash Equivalents, other contracts, instruments, releases, agreements, or documents to be entered into or delivered in connection with the Plan, each Releasing Party is deemed to forever release, waive, and discharge the Debtors and the Debtor Releasees from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, currently existing or hereafter arising, in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, that are based on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, or related agreements, instruments, or other documents, including, without limitation, the Pension Schemes Settlement Agreement, the GE SeaCo Framework Agreement and the GE SeaCo Definitive Settlement Documents, that such Releasing Party has, had, or may have against any of the Debtors or the Debtor Releasees and their respective properties (which release will be in addition to the discharge of claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code); provided, however, that the foregoing “Third Party Release” shall not operate to release (1) the Reorganized Debtors’ or Newco’s rights to enforce obligations, or the rights of creditors to enforce the Reorganized Debtors’ or Newco’s obligations, under the Plan and the contracts, instruments, releases, agreements, and documents delivered thereunder, (2) claims, obligations, Causes of Action, or liabilities against any advisor (including, but not limited to, actuaries, attorneys, professional advisors, financial advisors, and consultants), or any director or officer, with a duty to or whom may otherwise be liable to the Debtors in respect of acts or omissions as of or prior to, October 15, 2006, based on or relating to, or in any manner arising from, or in connection with the potential Equalization Claim, the potential Equalization-Related Employee Claims, Equalization Determination Costs, and any costs incurred or funded by SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct, and determination of the potential Equalization Claim and the potential Equalization-Related Employee Claims, and (3) any claims, obligations, Causes of Action, or liabilities held by any Releasing Party against its own advisors (including, but not limited to, actuaries, attorneys, professional advisors, financial advisors, and consultants); provided further that (a) solely as between and among the SCL Parties (as defined in the Mutual Release Agreement), on the one hand, and the GE/GE SeaCo Settlement Parties, on the other hand, with respect to claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities relating to or in connection with GE SeaCo and GE SeaCo America, to the extent of any inconsistency between this ARTICLE X.C and the Mutual Release Agreement, the Mutual Release Agreement shall govern and supersede the releases set forth in this ARTICLE X.C; and (b) this ARTICLE X.C shall not cause the release by any GE/GE SeaCo Settlement Party of any claims, obligations, rights, suits, damages, Causes of Action, remedies, or liabilities not based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to any Claim or Interest that is treated in the Plan, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, or related agreements, instruments, or other documents, including, without limitation, the GE SeaCo Framework Agreement and the GE SeaCo Definitive Settlement Documents, GE SeaCo, GE SeaCo America, or the Debtors’ relationship with GE SeaCo or GE SeaCo America against any Debtor Releasees (for the avoidance of doubt, commercial claims not related to GE SeaCo or GE SeaCo America of GE/GE SeaCo Settlement Parties against Non-Debtor Subsidiaries or Affiliates that are not Debtors shall not be released under this ARTICLE X.C).

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, will constitute the Bankruptcy Court’s finding that such release is:  (1) in exchange for the good and valuable consideration provided by the Debtors and the Debtor Releasees and the Releasing Parties, representing good faith settlement and compromise of the claims released herein; (2) in the best interests of the Debtors and all Holders of Claims; (3) fair, equitable, and reasonable; (4) approved after due notice and opportunity for hearing; and (5) a bar to any of the Releasing Parties asserting any claim released by the Releasing Parties against any of the Debtors or the Debtor Releasees or their respective property.

D.           Exculpation:  Except as otherwise specifically provided herein, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any

Exculpated Claim, except for any liability of any Exculpated Party that results from an act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct, but in all respects such Exculpated Party shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities pursuant to the Plan; provided that the foregoing exculpation shall not operate to release (1) any party’s right to enforce obligations under the Plan against the party owing such obligations and the contracts, instruments, releases, agreements, and documents delivered thereunder and (2) claims, obligations, Causes of Action, or liabilities against any advisor (including, but not limited to, actuaries, attorneys, professional advisors, financial advisors, and consultants), or any director or officer, with a duty to or whom may otherwise be liable to the Debtors in respect of acts or omissions as of or prior to, October 15, 2006, based on or relating to, or in any manner arising from, or in connection with the potential Equalization Claim, the potential Equalization-Related Employee Claims, Equalization Determination Costs, and any costs incurred or funded by SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct, and determination of the potential Equalization Claim and the potential Equalization-Related Employee Claims. For the avoidance of doubt, the Debtors and the Reorganized Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the Securities pursuant hereto, and therefore are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the distributions made pursuant hereto; provided further that (a) solely as between and among the Debtors, their subsidiaries, and affiliates that are SCL Parties (as defined in the Mutual Release Agreement), on the one hand, and the GE/GE SeaCo Settlement Parties, on the other hand, with respect to claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities relating to or in connection with GE SeaCo and GE SeaCo America, to the extent of any inconsistency between this ARTICLE X.D and the Mutual Release Agreement, the Mutual Release Agreement shall govern and supersede the exculpations set forth in this ARTICLE X.D; and (b) this ARTICLE X.D shall not cause the exculpation by any GE/GE SeaCo Settlement Party of any claims, obligations, rights, suits, damages, Causes of Action, remedies, or liabilities not based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to any Claim or Interest that is treated in the Plan, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, or related agreements, instruments, or other documents, including, without limitation, the GE SeaCo Framework Agreement and the GE SeaCo Definitive Settlement Documents, GE SeaCo, GE SeaCo America, or the Debtors’ relationship with GE SeaCo or GE SeaCo America against any Exculpated Parties (for the avoidance of doubt, commercial claims not related to GE SeaCo or GE SeaCo America of GE/GE SeaCo Settlement Parties against Non-Debtor Subsidiaries or Affiliates that are not Debtors shall not be exculpated under this ARTICLE X.D).

E.             Injunction:  Except as otherwise expressly provided herein, all Entities who have held, hold, or may hold claims, Interests, Causes of Action, or liabilities against the Debtors, the Debtor Releasees, or the Exculpated Parties that have been released pursuant to ARTICLE X or are subject to exculpation pursuant to ARTICLE X.D are permanently enjoined and precluded, from and after the Effective Date, from: (1) commencing or continuing in any manner any suit, action or other proceeding of any kind against any Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or respecting any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against any Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or respecting any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities; (3) creating, perfecting, or enforcing any Lien, claim, or encumbrance of any kind against any Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or respecting any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or respecting any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind against the Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or in connection with or with respect to any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities released or settled pursuant to the Plan.

F.             Waiver or Estoppel:  Except as otherwise provided herein, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, the Creditors’ Committees or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

G.            Special Provision Relating to SCA:  No provision of or proceeding within the Debtors’ reorganization proceedings, the Plan, or the Confirmation Order shall in any way be construed as discharging, releasing, or relieving SCA from any liability with respect to the SCA Pension Plan or any other defined benefit pension plan under any law, governmental policy or regulatory provision. The PBGC and the SCA Pension Plan shall not be enjoined or precluded from enforcing such liability against SCA by any of the provisions of the Plan or Confirmation Order.

ARTICLE XI.
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A.          Professional Claims

1.              Final Fee Applications:  All final requests for payment of Claims of a Professional shall be Filed no later than forty-five days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

2.              Payment of Interim Amounts:  Except as otherwise provided herein, Professionals shall be paid pursuant to the Interim Compensation Order.

3.              Professional Fee Escrow Account:  In accordance with ARTICLE XI.A.4, on the Effective Date, the Plan Administrator shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals with respect to whom fees or expenses have been held back pursuant to the Interim Compensation Order. The remaining amount of Professional Claims owing to the Professionals shall be paid by the Plan Administrator to such Professionals in Cash from the Professional Fee Escrow Account up to the maximum amount contained in the Professional Fee Escrow Account when such Claims are allowed by a Bankruptcy Court order. When all Professional Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to Reorganized SCL for distribution in accordance with ARTICLE IV.B.10 and ARTICLE IX.B.4 hereof.

4.              Professional Fee Reserve Amount:  To receive payment for unbilled fees and expenses incurred through the Effective Date, on or before the Effective Date, the Professionals shall estimate their Accrued Professional Compensation prior to and as of the Effective Date and shall deliver such estimate to the Debtors no later than 30 days after Confirmation. If a Professional does not provide an estimate, the Plan Administrator may estimate the unbilled fees and expenses of such Professional; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

5.              Substantial Contribution Compensation and Expenses:  Except as otherwise specifically provided in the Plan, any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must File an application and serve such application on counsel for the Debtors or the Plan Administrator, as applicable, the Creditors’ Committees and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the Administrative Claim Bar Date or be forever barred from seeking such compensation or expense reimbursement.

B.            Other Administrative Claims:  Except with respect to the Allowed Pension Schemes Administrative Claims and the Equalization Determination Costs, all requests for payment of an Administrative Claim must be Filed with the Claims and Solicitation Agent and served upon counsel to the Debtors or the Plan Administrator, as applicable, on or before the Administrative Claim Bar Date. Any request for payment of an Administrative Claim that is not timely Filed and served shall be disallowed automatically without the need for an objection by the Debtors or the Plan Administrator. On or after the Effective Date, the Plan Administrator may settle and pay any Administrative Claim in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. In the event that the Debtors or the Plan Administrator, as applicable, object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

ARTICLE XII.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.          Conditions to Confirmation:  The following are conditions precedent to Confirmation that must be satisfied or waived in accordance with ARTICLE XII.C:

1.              The Bankruptcy Court shall have approved the Disclosure Statement, in a manner acceptable to the Debtors, in their sole and absolute discretion and after consultation with the Creditors’ Committees, as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

2.              The most current version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been Filed in form and substance acceptable to the Debtors, in their sole and absolute discretion, subject to consultation with the Creditors’ Committees.

3.              The proposed Confirmation Order shall be in form and substance acceptable to the Debtors in their sole and absolute discretion and after consultation with the Creditors’ Committees.

4.              The GE SeaCo Definitive Settlement Documents shall have been approved as part of the Confirmation Order.

5.              The SCL board of directors shall have issued all resolutions necessary to approve the Plan, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement and any other actions necessary to effectuate the Plan.

6.              The officers and directors of the Non-Debtor Subsidiaries shall have delivered the No Objection Letter.

B.            Conditions Precedent to Consummation:  The following are conditions precedent to Consummation that must be satisfied or waived in accordance with ARTICLE XII.C:

1.              The Exit Facility shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding pursuant to the Exit Facility shall have occurred.

2.              The Confirmation Order shall have become a Final Order in form and substance acceptable to the Debtors in their sole and absolute discretion.

3.              The GE SeaCo Settlement Closing shall have taken place.

4.              The Plan Administrator shall have accepted appointment.

5.              The Bermuda Scheme of Arrangement has been sanctioned by order of the Bermuda Court which grants an order to this effect; and a copy of that order is delivered to the Registrar of Companies in Bermuda for registration.

6.              Satisfaction of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement or the waiver by the 1983 Pension Scheme Trustees in respect of any condition applying to the 1983 Pension Scheme and/or the waiver by the 1990 Pension Scheme Trustees in respect of any condition applying to the 1990 Pension Scheme.

C.            Waiver of Conditions Precedent:  At any time, the Debtors may waive ARTICLE XII.A.2, ARTICLE XII.A.4, ARTICLE XII.A.5, ARTICLE XII.A.6, ARTICLE XII.B.2, or ARTICLE XII.B.3 subject to two Business Days’ notice to the JPLs and the Creditors’ Committees and consultation with the Creditors’ Committees with regard to such waiver, without any notice to other parties-in-interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan; provided, however, that the Debtors may only waive the condition precedent to Confirmation that the officers and directors shall have delivered the No Objection Letter if in the Debtors’ reasonable judgment, the failure to receive such letter would not materially affect the distributions or rights of parties other than the Non-Debtor Subsidiaries under the Plan; provided further that the Debtors may only waive the condition precedent to Consummation that the GE SeaCo Settlement Closing shall have taken place with the prior written consent to such waiver from GECC. A failure to satisfy or waive any condition to Confirmation or Consummation may be asserted as a failure of Confirmation or Consummation regardless of the circumstances giving rise to such failure (including any action or inaction by the party asserting such failure). The failure of the Debtors or Newco, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

D.           Effect of Non-Occurrence of Conditions to Consummation:  Each of the conditions to Consummation must be satisfied or duly waived pursuant to ARTICLE XII.C, if applicable. If prior to Consummation, the Confirmation Order is vacated by Bankruptcy Court order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan, the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement will be null and void in all respects, including the discharge of Claims and termination of Interests pursuant to the Plan and section 1141 of the Bankruptcy Code and the assumptions, assignments, or rejections of Executory Contracts or Unexpired Leases pursuant to ARTICLE VII, and nothing contained in the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement or the U.K. Scheme of Arrangement shall: (1) constitute a waiver or release of any claims by or Claims or Causes of Action against or Interests in the Debtors (2) prejudice in any manner the rights of the Debtors, Holders of Claims or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors, Holders of Claims or any other Entity.

E.             Satisfaction of Conditions Precedent to Confirmation:  Upon entry of a Confirmation Order, each of the conditions precedent to Confirmation, as set forth in ARTICLE XII.A, shall be deemed to have been satisfied or waived in accordance with the Plan.

ARTICLE XIII.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.          Modification and Amendments:  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors, subject to two Business Days’ notice to and consultation with the Creditors’ Committees, reserve the exclusive right to alter, amend, or modify materially the Plan or any exhibits included therein at any time prior to entry of the Confirmation Order and to solicit acceptances of any amendment to or modification of the Plan, if necessary, through and until the Effective Date. After the entry of the Confirmation Order and prior to Consummation, the Debtors may initiate proceedings in the Bankruptcy Court to amend or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Notwithstanding anything to the contrary herein, the Debtors shall not, without the prior written consent of GECC, at any time alter, amend, or modify the Plan or any exhibits included therein in any manner that would modify in any way the rights hereunder, including under the GE SeaCo Definitive Settlement Documents, of the GE/GE SeaCo Settlement Parties.

B.            Effect of Confirmation on Modifications:  Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.            Revocation or Withdrawal of Plan:  The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against or Interests in, the Debtors or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XIV.
RETENTION OF JURISDICTION

A.          Bankruptcy Court:  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, and except as provided in the Pension Schemes Settlement Agreement or the GE Definitive Settlement Documents, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases, the Debtors, and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.              allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims;

2.              decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.              determine whether any party in interest, including, without limitation, any party asserting a Claim, is subject to the jurisdiction of the Bankruptcy Court;

4.              resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Newco may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Claims;

5.              ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

6.              adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Plan Administrator or Newco after the Effective Date; provided that the Plan Administrator and Newco shall reserve the right to commence actions in all appropriate forums and jurisdictions;

7.              adjudicate, decide, or resolve any and all matters related to Causes of Action;

8.              adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

9.              enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

10.        resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or the Confirmation Order, or any Entity’s obligations incurred in connection with the Plan, including enforcement of any settlements approved pursuant to the Confirmation Order, except as provided in such settlements;

11.        issue injunctions and enforce them, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.        resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in ARTICLE X and enter such orders as may be necessary or appropriate to implement or enforce such releases, injunctions, and other provisions;

13.        enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.        enforce all orders previously entered by the Bankruptcy Court;

15.        determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release,

indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

16.        consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

17.        hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

18.        determine whether a party is subject to jurisdiction of the Bankruptcy Court in the first instance;

19.        hear any other matter not inconsistent with the Bankruptcy Code; and

20.        enter an order or Final Decree concluding or closing the Chapter 11 Cases.

B.            No Limitation on Bermuda Court:  Notwithstanding the foregoing, nothing in this ARTICLE XIV shall be construed as a limitation on the jurisdiction of the Bermuda Court in the Bermuda Wind Up Proceedings or in respect of the Bermuda Scheme of Arrangement. After the Effective Date and except as set forth in the immediately following proviso, the Bermuda Court shall have exclusive jurisdiction over the liquidation of Reorganized SCL and the claims resolution process solely with respect to claims permitted to be filed against SCL in the Bermuda Court; provided, however, the Bankruptcy Court shall have jurisdiction over actions, claims, or other matters impacting on the Plan or implementation of the Plan.

C.            No Limitation on English Court:  Notwithstanding the foregoing, nothing in this ARTICLE XIV shall be construed as a limitation on the jurisdiction of the English Court in the winding up proceedings initiated by SCSL in the English Court, in respect of the U.K. Scheme of Arrangement or the Debtor Affiliate Schemes of Arrangement or in respect of the determination of the Equalization Claim. After the Effective Date and except as set forth in the immediately following proviso, the English Court shall have exclusive jurisdiction over the liquidation of Reorganized SCSL; provided, however, the Bankruptcy Court shall have jurisdiction over actions, claims, or other matters impacting on the Plan or implementation of the Plan.

D.           Limitation on Personal Liability for Plan Administrator:  By accepting appointment as Plan Administrator, the Plan Administrator submits itself to the jurisdiction of the Bankruptcy Court for all purposes relating to the implementation, interpretation and enforcement of the Plan (and waives any jurisdictional defenses thereto); provided, however, (1) for so long as one or more of the JPLs are serving as the Plan Administrator, any action seeking to hold the Plan Administrator personally liable for money damages based on any acts or omissions of the Plan Administrator (in its capacity as such) shall be justiciable solely in the courts of Bermuda and (2) the Plan Administrator shall not be personally liable for money damages based on any acts or omissions of the Plan Administrator (in its capacity as such) except for those damages determined by a final non-appealable order of the courts of Bermuda or, if none of the JPLs are serving as the Plan Administrator, a court of competent jurisdiction, as arising as a consequence of fraud or other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner the Plan Administrator knew or ought to have known was in breach of trust or gross negligence. For the avoidance of doubt with respect to the preceding subclause (1), declaratory actions and actions seeking to enjoin the Plan Administrator (but not seeking monetary damages), or actions for sanctions relating to such injunctive relief, may be brought in the Bankruptcy Court.

ARTICLE XV.
MISCELLANEOUS PROVISIONS

A.          Immediate Binding Effect:  Subject to ARTICLE XIII and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, Newco, the Plan Administrator, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described herein, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.            Additional Documents:  On or before the Effective Date, the Debtors may File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, subject to consultation with the Creditors’ Committees. The Debtors, the Plan Administrator, or Newco, as applicable, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.            Payment of Statutory Fees:  All fees payable pursuant to section 1930(a) of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing, shall be paid for each quarter (including any fraction thereof) prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

D.           Dissolution of Committees:  On the Effective Date, the Creditors’ Committees shall be dissolved and their respective members shall be deemed released of all their duties, responsibilities, and obligations in connection with the Chapter 11 Cases or the Plan or its implementation; provided, however, that the Creditors’ Committees shall continue to exist for the limited purpose of: (1) preparing, filing, objecting, and prosecuting or defending any objections to Professional fee applications covering any period prior to the Effective Date; (2) prosecuting, defending, or participating in any motions for reconsideration, motions, appeals, or similar proceedings that relate to any motion, application, or order first Filed or entered prior to the Effective Date or relating to the implementation or interpretation of the Plan or the Pension Schemes Settlement Agreement; and (3) preparing, filing, objecting to or prosecuting substantial contribution claims. The reasonable and documented fees and expenses of the Professionals of the Creditors’ Committees arising in connection with the foregoing shall constitute obligations of Reorganized SCL and shall be paid by the Plan Administrator when due.

E.             Reservation of Rights:  Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. Neither the Filing of the Plan, any statement or provision contained herein, nor the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of (1) any Debtor with respect to the Holders of Claims or Interests or any other Entity; or (2) any Holder of a Claim or Interest or other Entity prior to the Effective Date.

F.             Successors and Assigns:  The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

G.            Service of Documents

1.              After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Plan Administrator shall be served on:

Debtors	Counsel to Debtors

Sea Containers Ltd.	Young Conaway Stargatt & Taylor
Sea Containers House	The Brandywine Building
20 Upper Ground	1000 West Street, 17th Fl.
London, United Kingdom SE 1 9 PF	P.O. Box 391
Attn.: Laura Barlow	Wilmington, Delaware 19899-0391
Attn.: Robert S. Brady, Esq.
Attn.: Edmon L Morton, Esq.

and

Kirkland & Ellis LLP
200 East Randolph Street
Chicago, Illinois 60601
Attn.: David L. Eaton, Esq.
David A. Agay, Esq.

United States Trustee	Counsel to the DIP Lenders

Office of the United States Trustee	Gibson, Dunn & Crutcher LLP
for the District of Delaware	200 Park Avenue, 47th Floor
844 N. King Street, Room 2207	New York, New York 10166-0193
Lock Box 35	Attn.: Janet M. Weiss, Esq.
Wilmington, Delaware 19801
Attn.: David L. Buchbinder, Esq.

Counsel to SCL Committee	Counsel to the SCSL Committee

Morris Nichols Arsht & Tunnell	Pepper Hamilton LLP
1201 North Market Street	1313 Market Street, Suite 5100
P.O. Box 1347	P.O. Box 1709
Wilmington, Delaware 19899-1347	Wilmington, Delaware 19899-1709
Attn.: William H. Sudell, Esq.	Attn.: David B. Stratton, Esq.

and	and

Bingham McCutchen LLP	Willkie Farr & Gallagher LLP
399 Park Avenue	787 Seventh Avenue
New York, New York 10022-4689	New York, New York 10019
Attn.: Ronald J. Silverman, Esq.	Attn.: Marc Abrams, Esq.
Michael J. Kelly, Esq.

The Plan Administrators

Address To Come.

2.              After the Effective Date, the Plan Administrator has authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Plan Administrator is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

3.              In accordance with Bankruptcy Rules 2002 and 3020(c), within ten Business Days of the date of entry of the Confirmation Order, the Debtors shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice described in the preceding sentence, within twenty days of the date of the Confirmation Order the Debtors shall publish the Notice of Confirmation once in The Wall Street Journal (Global Edition), Financial Times, London Gazette, Royal Gazette, and Lloyd’s List. Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

4.              Within ten Business Days of the occurrence of the Effective Date, the Plan Administrator shall serve the Notice of Effective Date by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Notice of Confirmation as set forth in ARTICLE XV.G.3 hereof. The Notice of Effective Date shall include notice of the Administrative Claim Bar Date, the Cure Bar Date and the bar date for filing Proofs of Claim for Claims arising from the Debtors’ rejection of an Executory Contract or Unexpired Lease.

H.           Term of Injunctions or Stays:  Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.                Entire Agreement of the Parties:  Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.               Governing Law:  Except to the extent that the Bankruptcy Code, Bankruptcy Rules or Bermuda law apply or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection herewith (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to Debtors not incorporated in New York shall be governed by the laws of the state or country of incorporation of the applicable Debtor, as applicable.

K.           Exhibits:  All exhibits and documents included in the Plan Supplement are incorporated into and are an integral part of the Plan that shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. After the exhibits and documents are Filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the addresses above or by downloading such exhibits and documents from the Debtors’ private website at http://www.bmcgroup.com/scl or the Bankruptcy Court’s website at www.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

L.             Non-severability of Plan Provisions:  All provisions of the Plan are integral thereto and no provision may be deleted or modified without the Debtors’ consent, in their sole discretion.

M.        Conflicts:  Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control.

Dated:  September 22, 2008

SEA CONTAINERS LTD. (for itself and all other Debtors)

By:	/s/ Laura Barlow
Name:	Laura Barlow
Title:	Chief Financial Officer and Chief Restructuring Officer

EXHIBIT A

[Pension Schemes Settlement Agreement]

EXHIBIT B

[Newco Corporate Governance Term Sheet]

2